                      CONTRIBUTION AND EXCHANGE AGREEMENT

                                  by and among

                      The Parties Identified on Schedule A

                                       as

                                 the TCR Group

                                      and

                            Avalon Properties, Inc.

                                      and

                       AMLI Residential Properties Trust

                                       as

                                  the Company

                                      and

                       AMLI Residential Properties, L.P.

                                      and

                            Avalon DownREIT V, L.P.

                                       as

                           the Operating Partnership





                          Dated as of November 7, 1997

                               TABLE OF CONTENTS


  INDEX OF DEFINED TERMS ..........................................................................(vi)
  SCHEDULES .......................................................................................(ix)
  EXHIBITS ........................................................................................(xi)

ARTICLE 1. SUBJECT OF CONVEYANCE ..................................................................2
 Section 1.1 Conveyance of the Property ...........................................................2
 Section 1.2 Conveyance of Owner Interests ........................................................4
 Section 1.3 TCR Group ............................................................................5
 Section 1.4 Transferees ..........................................................................5
 Section 1.5 Access to Books and Records ..........................................................6
 Section 1.6 Excluded Assets ......................................................................6
ARTICLE 2. VALUE AND PAYMENT TERMS ................................................................6
 Section 2.1 Issuance of Equity Securities ........................................................6
 Section 2.2 Assumption of Indebtedness ...........................................................8
 Section 2.3 Development Property .................................................................9
 Section 2.4 Cash Consideration ..................................................................13
 Section 2.5. Designation of Issuance of Equity Securities .......................................13
 Section 2.6 Withdrawn Properties ................................................................14
 Section 2.7 Certain Definitions .................................................................15
 Section 2.8 Management Contracts ................................................................16
 Section 2.9 Acquisition Contracts ...............................................................17
 Section 2.10  Delayed Closing Property ..........................................................18
ARTICLE 3. TITLE; MATTERS TO WHICH THIS CONTRIBUTION IS SUBJECT ..................................18
 Section 3.1 Permitted Encumbrances ..............................................................18
 Section 3.2 Easements, Licenses and Dedications Prior to Closing ................................20
 Section 3.3 Title Insurance .....................................................................20
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE TCR GROUP .......................................21
 Section 4.1 Operating Representations and Warranties ............................................21
 Section 4.2 Legend ..............................................................................25
ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP AND THE
COMPANY ..........................................................................................25
 Section 5.1 Operating Representations and Warranties ............................................25
ARTICLE 6. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AVALON AND THE AVALON
OP ...............................................................................................32
 Section 6.1 Representations and Warranties ......................................................32
ARTICLE 7. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AMLI AND THE AMLI OP .....................33
 Section 7.1 Representations and Warranties ......................................................33
ARTICLE 8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNERS ...................................35
 Section 8.1 Representations and Warranties ......................................................35

                                      (i)

ARTICLE 9. COVENANTS .............................................................................37
 Section 9.1 Conduct of the Business of the TCR Group ............................................37
 Section 9.2 Conduct of the Business of the Transferee ...........................................39
 Section 9.3 OP Agreements .......................................................................40
 Section 9.4 Good Faith Efforts ..................................................................40
 Section 9.5 Good Faith Cooperation ..............................................................40
 Section 9.6 Public Announcements ................................................................41
 Section 9.7 Government Filings ..................................................................41
 Section 9.8 Listing of Shares ...................................................................41
 Section 9.9 Registration of Shares ..............................................................41
 Section 9.10 Investor Representations ...........................................................42
 Section 9.11 Time of Closing ....................................................................42
 Section 9.12 Guaranty ...........................................................................42
 Section 9.13 Pledge of OP Units .................................................................42
ARTICLE 10. CLOSING ..............................................................................43
 Section 10.1 The Initial Closing ................................................................43
 Section 10.2 Deliveries at the Initial Closing by the TCR Group .................................43
 Section 10.3 Deliveries at the Closing by the Transferee ........................................46
 Section 10.4  Deliveries at the Delayed Closing Property Closing and Each
 Development Property Closing by the TCR Group ...................................................48
 Section 10.5 Deliveries at the Delayed Closing Property Closing and Each
 Development Property Closing by the Transferee ..................................................50
 Section 10.6 Fees and Expenses ..................................................................52
 Section 10.7 No Warranties ......................................................................52
ARTICLE 11.  INDEMNIFICATION .....................................................................54
 Section 11.1 Indemnification by TCRC ............................................................54
 Section 11.2 Indemnification by Transferee ......................................................55
 Section 11.3 Limitations on Indemnification Obligations .........................................55
 Section 11.4 TCRC Security ......................................................................55
ARTICLE 12. ADJUSTMENTS ..........................................................................56
 Section 12.1 Adjustments at the Initial Closing Date ............................................56
 Section 12.2 Adjustments at the Delayed closing Property Closing Date and Each
 Development Property Closing Date ...............................................................58
 Section 12.3 Adjustment for Assessments .........................................................59
 Section 12.4 Other Adjustments ..................................................................59
 Section 12.5 Errors in Calculations .............................................................59
 Section 12.6 Survival ...........................................................................59
ARTICLE 13. CONDITIONS PRECEDENT TO CLOSING ......................................................59
 Section 13.1 Conditions to Obligations of the TCR Group Relating to the
 Initial Closing .................................................................................59
 Section 13.2 Conditions to Obligations of the Transferee Relating to the Initial
 Closing .........................................................................................60
 Section 13.3 Conditions to Obligations of the TCR Group Relating to the
 Delayed Closing Property Closing and Each Development Property Closing ..........................62

                                      (ii)

 Section 13.4 Conditions to Obligations of the Transferee Relating to the
 Delayed Closing Property Closing and Each Development Property Closing ..........................63
ARTICLE 14. ASSIGNMENT ...........................................................................64
ARTICLE 15. NO BROKERS ...........................................................................64
ARTICLE 16. CASUALTY LOSS ........................................................................64
 Section 16.1 Maintenance of Insurance Coverage ..................................................65
 Section 16.2 Casualties .........................................................................65
 Section 16.3 Interim Repairs ....................................................................65
 Section 16.4 Casualties Other than Major Casualties .............................................65
ARTICLE 17. CONDEMNATION .........................................................................65
ARTICLE 18. TERMINATION ..........................................................................66
 Section 18.1 Effect of Termination and Abandonment ..............................................66
 Section 18.2 Termination by the TCR Group .......................................................66
 Section 18.3 Termination by the Transferee ......................................................68
 Section 18.4. Jurisdiction ......................................................................68
ARTICLE 19. TAX MATTERS ..........................................................................68
 Section 19.1 Payment of Taxes by the TCR Group ..................................................68
 Section 19.2 Payment of 1997 Taxes ..............................................................68
 Section 19.3 Definition of Taxes ................................................................69
 Section 19.4 Allocation Method ..................................................................69
 Section 19.5 Survival ...........................................................................69
 Section 19.6 Tax Consequences ...................................................................69
ARTICLE 20. EMPLOYEE MATTERS .....................................................................69
ARTICLE 21. NOTICE ...............................................................................70
ARTICLE 22. MISCELLANEOUS ........................................................................72
 Section 22.1 Survival of Representations and Warranties .........................................72
 Section 22.2 Entire Agreement; No Third-Party Rights ............................................72
 Section 22.3 Amendment ..........................................................................72
 Section 22.4 Governing Law ......................................................................72
 Section 22.5 Section Headings ...................................................................72
 Section 22.6 Severability .......................................................................72
 Section 22.7 No Other Rights or Obligations .....................................................73
 Section 22.8 Counterparts .......................................................................73
 Section 22.9 Construction .......................................................................73
 Section 22.10 Representatives ...................................................................73
 Section 22.11 Definition of Knowledge ...........................................................73
 Section 22.12 Recourse to AMLI ..................................................................74
 Section 22.13 Attorneys' Fees ...................................................................74
 Section 22.14 Septic Tank Disclosure ............................................................74
 Section 22.15 Interpretation ....................................................................74

                                        (iii)

                             INDEX OF DEFINED TERMS


Terms                                                               Section
-----                                                               -------

1933 Act .............................................................2.5
Accepted Acquisition Contract ........................................2.9
Acquisition Contracts ................................................1.1(g)
Additional Management Contracts ......................................2.8(a)
Affected Property ....................................................3.3
Agreement ............................................................Preface
AMLI .................................................................Preface
AMLI Floor ...........................................................2.1(b)
AMLI OP ..............................................................Preface
AMLI OP Agreement ....................................................5.1(d)
AMLI Parties .........................................................1.4
Arbitrator ...........................................................2.6
Assigned Value .......................................................2.6
Assumed Loans ........................................................2.7
Assumed Loan Documents ...............................................4.1(m)
Assumption Documents .................................................2.2
Avalon ...............................................................Preface
Avalon Floor .........................................................2.1(b)
Avalon OP ............................................................Preface
Avalon OP Agreement ..................................................9.3(b)
Avalon Parties .......................................................1.4
Average Closing Price. ...............................................2.7
Benefit Plans ........................................................5.1(o)(i)
Bills of Sale ........................................................10.2(a)
Books and Records ....................................................1.1(f)
Cash Consideration ...................................................2.4
Casualty .............................................................16.2
Casualty Notice ......................................................16.2
Change in Control ....................................................2.7
Claim ................................................................11.3(b)
Closing ..............................................................2.1(a)
Closing Dates ........................................................2.10
Closing Price ........................................................2.7
Code .................................................................5.1(j)
Company ..............................................................Preface
Condemned Property ...................................................17.1
Contributor ..........................................................Preface
Damaged Property .....................................................16.2
Deeds ................................................................10.2(a)

                                      (iv)

Defaulting Parties ...................................................1.4
Delayed Closing Property .............................................2.1(a)
Delayed Closing Property Closing .....................................2.10
Delayed Closing Property Closing Date ................................2.10
Designees ............................................................Recital C
Designee Certificate .................................................9.10
Development Property .................................................2.3(a)
Development Property Closing .........................................2.3(a)
Development Property Closing Date ....................................2.3(a)
Development Property Liquidated Damages ..............................18.2(b)
Effective Date .......................................................Preface
Encumbrances .........................................................8.1(a)
ERISA ................................................................5.1(o)(ii)
Equity Securities ....................................................Recital B
Exchange Act .........................................................5.1(e)
Executive Officers ...................................................2.7
Floor ................................................................2.1(b)
GAAP .................................................................5.1(f)
Governmental Authorities .............................................3.1(d)
Guarantee ............................................................9.12
Improvements .........................................................1.1(a)
Indebtedness .........................................................5.1(p)(ii)
Indemnification Notice ...............................................11.4(a)
Indemnitee ...........................................................11.3
Indemnitor ...........................................................11.3
Initial Closing ......................................................10.1
Initial Closing Date .................................................10.1
Insurance Coverage ...................................................16.1
Intangible Property ..................................................1.1(e)
Land .................................................................1.1(a)
Leases ...............................................................1.1(d)
Legal Requirements ...................................................3.1(d)
Liquidated Damages ...................................................18.2
Loss .................................................................11.1(a)
MAE Encumbrance ......................................................3.3
Major Casualty .......................................................16.2
Management Contracts .................................................1.1(h)
Management Fees ......................................................2.8(a)
Material Adverse Effect ..............................................2.7
Material Taking ......................................................17.1
Net Value ............................................................2.1
Non-Defaulting Parties ...............................................1.4
Objection Notice .....................................................3.3
Office Leases ........................................................1.1(e)

                                      (v)

Office Space .........................................................1.1(e)
OP Unit ..............................................................2.7
Operating Partnership ................................................Preface
Other Properties .....................................................2.1(a)
Owner Interests ......................................................1.2(a)
Owners ...............................................................1.2(a)
Partnership ..........................................................8.1(a)
Partnership Agreement ................................................8.1(a)
Permits and Licenses .................................................1.1(e)
Permitted Encumbrances ...............................................3.1
Personal Property ....................................................1.1(c)
Pricing Period .......................................................2.7
Property .............................................................1.1
Property Financials ..................................................4.1(l)
Real Property ........................................................1.1(b)
Registration Rights Agreement ........................................9.9
Rent Rolls ...........................................................4.1(c)
SEC ..................................................................5.1(e)
SEC Documents ........................................................5.1(e)
Security Deposits ....................................................1.1(d)
Service Contracts ....................................................1.1(e)
Share ................................................................2.7
Share Price ..........................................................2.7
Subsidiaries .........................................................5.1(f)
Submission Date ......................................................2.6
Substantial Completion ...............................................2.7
Surveys ..............................................................3.1(e)
Tax Liability ........................................................2.7
Taxes ................................................................19.3
TCRC .................................................................11.1
TCR Cure Period ......................................................3.3
TCR Default ..........................................................18.2(a)
TCR Group ............................................................Preface
TCR Representatives ..................................................22.10
TCR Termination Notice ...............................................18.2
Tenants ..............................................................1.1(d)
Title Objection ......................................................3.3
Title Policies .......................................................3.3
Trademarks ...........................................................1.1(i)
Transferee ...........................................................Preface
Transferee Representatives ...........................................22.10
Transferred Employees ................................................20
Withdrawn Property ...................................................2.6
Work ........................................................... .....2.3(e)

                                      (vi)

                                   SCHEDULES



 Schedule A            Contributors
 Schedule 1.1(a)       Land
 Schedule 1.1(c)(i)    Excluded Personal Property Located at the Real Property
 Schedule 1.1(c)(ii)   Excluded Personal Property Located at the Office Space
 Schedule 1.1(e)(i)    Excluded Permits and Licenses
 Schedule 1.1(e)(ii)   Service Contracts
 Schedule 1.1(e)(iii)  Office Leases
 Schedule 1.1(e)(iv)   Excluded Telephone Numbers
 Schedule 1.1(g)       Acquisition Contracts
 Schedule 1.1(h)       Management Contracts
 Schedule 1.1(i)       Trademarks
 Schedule 1.2(c)       Owner Interests to Be Conveyed to the Transferee
 Schedule 1.4          Designation of Transferee for Specific Items of Property
 Schedule 2.1(i)       Allocation of Consideration
 Schedule 2.1(ii)      Assumed Loans
 Schedule 2.2          Assumption Fees, Prepayment Premiums and Penalties
 Schedule 2.3(a)       Development Properties
 Schedule 2.3(c)       Plans and Specifications for Development Properties
 Schedule 2.3(e)       The Work and Budget for Oxford Hills
 Schedule 2.6          Certain Assigned Values
 Schedule 2.7(a)       Share Price at Initial Closing Date
 Schedule 2.7(b)       Allocated Units
 Schedule 2.9          Acquisition Contracts Costs
 Schedule 3.1(e)       Surveys
 Schedule 4.1(f)       Litigation
 Schedule 4.1(g)       Proceedings related to the Real Property
 Schedule 4.1(h)       Violations affecting the Property
 Schedule 4.1(j)       Conditions affecting the Personal Property
 Schedule 4.1(n)       Tax Audits
 Schedule 5.1(h)       Subsidiaries, Partnerships and Trusts
 Schedule 5.1(i)       Material Liabilities and Obligations
 Schedule 5.1(j)       Tax Proceedings
 Schedule 5.1(l)       Ownership of Assets
 Schedule 5.1(n)       Restrictive Agreements
 Schedule 5.1(o)(i)    Benefit Plans
 Schedule 5.1(o)(ii)   Benefit Plan Compliance
 Schedule 5.1(p)(i)    Transferee Defaults
 Schedule 5.1(p)(ii)   Transferee Indebtedness
 Schedule 5.1(q)       Transactions with Affiliates
 Schedule 10.6         Allocation of Closing Costs

                                     (vii)

 Schedule 12.1(c)      Letters of Credit and Bonds to be Replaced
 Schedule 13.2(a)(vi)  Material Defects and Deficiencies
 Schedule 13.2(b)      Excluded Due Diligence Matters
 Schedule 21.10(a)     TCR Representatives
 Schedule 21.10(b)     AMLI Representatives
 Schedule 21.10(c)     Avalon Representatives
 Schedule 22.11(i)     TCR Group Knowledge Designees
 Schedule 22.11(ii)    AMLI Knowledge Designees
 Schedule 22.11(iii)   Avalon Knowledge Designees


                                     (viii)

                                    EXHIBITS


 Exhibit 2.3(a)(ii)   Form of Certificate of Final Completion
 Exhibit 2.3(a)(iii)  Form of Land Use Certificate
 Exhibit 2.3(b)       Terms of Master Lease
 Exhibit 9.3          Required Terms in OP Agreement
 Exhibit 9.9          Form of Registration Rights Agreement
 Exhibit 9.10         Form of Designee Certificate
 Exhibit 13.1(h)      Required Terms in the Marketing Agreement

                                      (ix)

                       CONTRIBUTION AND EXCHANGE AGREEMENT


        This CONTRIBUTION AND EXCHANGE AGREEMENT (the "AGREEMENT") dated as of November 7, 1997 (the "EFFECTIVE DATE") is made and entered by and among each of the parties identified on Schedule A (individually, a "CONTRIBUTOR" and collectively the "TCR GROUP"), Avalon Properties, Inc., a Maryland corporation ("AVALON"), AMLI Residential Properties Trust, a Maryland real estate investment trust ("AMLI," and together with Avalon, the "COMPANY"), AMLI Residential Properties, L.P. ("AMLI OP"), a Delaware limited partnership, and Avalon DownREIT V, L.P., a Delaware limited partnership (the "AVALON OP" and together with the AMLI OP, the "OPERATING PARTNERSHIP"). The Company and the Operating Partnership are sometimes hereinafter collectively referred to as the "TRANSFEREE." Schedule A also identifies the owners of the Real Property (defined below) and the location thereof, and the type of Property (defined below) to be contributed by each Contributor that is not contributing Real Property.

                                    RECITALS

        A. The TCR Group owns, develops and manages various multifamily properties located throughout the Midwest United States. The Transferees and certain affiliated entities own and manage various multifamily properties located throughout the United States. AMLI is the sole general partner of the AMLI OP and Avalon is the sole general partner of the Avalon OP.

        B. The TCR Group desires to contribute and/or transfer the assets described herein to the Operating Partnership or the Company, as the case may be, in exchange for cash, limited partnership interests therein ("OP UNITS" as hereinafter further defined) and shares of the Company ("SHARES" as hereinafter further defined), and Transferee desires to so acquire said assets. Such Shares and OP Units are collectively referred to herein as "EQUITY SECURITIES." In general, each Contributor, as a partnership or limited liability company owning multifamily residential real property, will contribute such assets to the Operating Partnership.

        C. The Company desires to issue or cause to be issued Equity Securities to the TCR Group or its individual shareholders, partners or members (such persons, along with any shareholder, partner or member of such person who receives Equity Securities, "DESIGNEES") as provided herein, and the Operating Partnership has agreed to take, or refrain from taking, certain actions with respect to the Property and the indebtedness of the Operating Partnership as provided herein.

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

   ARTICLE 1. SUBJECT OF CONVEYANCE.

        Section 1.1 Conveyance of the Property. In accordance with the terms and conditions of this Agreement and subject to the Transferee's performance and satisfaction of the conditions, covenants and obligations contained herein, each Contributor shall convey to the Operating Partnership all of its right, title and interest in and to the following assets:

                        (a) the real property described on Schedule 1.1(a) (the "LAND") and all of the improvements located on the Land (the "IMPROVEMENTS");

                        (b) all rights, privileges, grants and easements appurtenant to the Contributor's interest in the Land and the Improvements, if any, including, without limitation, all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements (the Land and the Improvements and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the "REAL PROPERTY");

                        (c) (i) except as set forth on Schedule 1.1(c)(i), all personal property, fixtures, equipment and inventory located on or used in connection with any of the Real Property and owned by the Contributor, and
   (ii) except as set forth on Schedule 1.1(c)(ii), all personal property, furniture, removable fixtures, equipment and inventory located on or in the Office Space (as hereinafter defined) (collectively, the "PERSONAL PROPERTY");

                        (d) all leases and other agreements with respect to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (the "LEASES"), and rents, additional rents, reimbursements, profits, income, receipts and the amount deposited together with interest thereon to the extent required by law or the Leases (the "SECURITY DEPOSITS") under the Leases in the nature of refundable security for the performance of the obligations of those parties occupying space at the Real Property (the "TENANTS") under each such Lease;

                        (e) to the extent assignable or with such consent to assignment as may be required and obtained (i) except as set forth on
   Schedule 1.1(e)(i), all permits, licenses, plans and specifications, approvals, certificates and third party warranties relating to the Real Property and the Personal Property, (collectively, the "PERMITS AND LICENSES"); (ii) those contracts and agreements described in Schedule 1.1(e)(ii) for the servicing, maintenance and operation of the Real Property and the Office Space, including, without limitation, equipment leases and other agreements affecting the Real Property and the Office Space (the "SERVICE CONTRACTS") and excluding the Service Contracts not being assumed by Transferee as hereinafter provided; (iii) those leases of office and other space (the "OFFICE SPACE") as described in Schedule 1.1(e)(iii) (the "OFFICE LEASES") and (iv) except as set forth on Schedule 1.1(e)(iv), all telephone numbers in use at the Office Space and the Real Property (together with the Permits and Licenses and the Service Contracts, the "INTANGIBLE PROPERTY");

                        (f) all books, records, promotional material, tenant data, leasing material and forms, rent rolls, files, statements, keys, reports, tests and other materials related to the operation of the Real Property or the Personal Property (collectively, the "BOOKS AND RECORDS");

                        (g) the contracts and agreements for the purchase of raw land intended for development and described in Schedule 1.1(g) except those which Transferee elects not to assume by written notice to TCR Group not later than ten (10) business days from the Effective Date (the "ACQUISITION CONTRACTS");

                        (h) to the extent assignable or with such consent to assignment as may be required and obtained, the third party property management contracts described in Schedule 1.1(h) (collectively, the "MANAGEMENT CONTRACTS"); and

                        (i) to the extent assignable, the trademarks, trade names or symbols set forth in Schedule 1.1(i) (the "TRADEMARKS"); provided, however, that the right to use the name "Trammell Crow" or "Trammell Crow Residential" or any derivation of either is not included within the Trademarks. The Transferee acknowledges and agrees that it is not acquiring, and shall have no right to the use of, the name "Trammell Crow" or "Trammell Crow Residential" or any derivation of either in connection with any of the Property; provided, further, that the Transferee shall be allowed a period of ninety (90) days after the closing date with respect to a particular property to change any signage on such Property containing the name "Trammell Crow" or "Trammell Crow Residential" or any derivation of either.

        The Real Property, the Personal Property, the Leases, the Security Deposits, the Intangible Property, the Books and Records, the Acquisition Contracts, the Management Contracts and the other property interests being transferred hereunder are hereinafter collectively referred to as the "PROPERTY." The term "Property" may mean all Property collectively, or when so indicated by the context, may refer only to that portion of the Property owned by an individual Contributor.

        Section 1.2 Conveyance of Owner Interests. (a) The transaction contemplated hereby is structured as the contribution or transfer of the Property to the Transferee but in the circumstances described in (b) and
   (c) below the transaction shall be consummated as a transfer by an owner (each an "OWNER" and collectively, "OWNERS") of its interest in a Contributor (the "OWNER INTERESTS").

                        (b) Notwithstanding clause (a) above, the Owners of a Contributor and Transferee may mutually agree that such Owners shall convey, in lieu of the Property owned by such Contributor, all Owner Interests in such Contributor to the Operating Partnership. In such instance, the term "Property" shall include the Owner Interests transferred or to be transferred to the Transferee and the term "TCR Group" and "Contributor" shall include severally each Owner of the Contributor, unless the context in which such terms are used herein requires otherwise. In the event of a transfer of all Owner Interests of a Contributor contemplated herein, notwithstanding any contrary provision in this Agreement, such Contributor reserves the right to distribute all cash on hand which constitutes net operating income or is not otherwise required to pay the Contributor's then current accrued liabilities and in accounts of such Contributor to its Owners prior to the Initial Closing, provided that no Contributor shall have the right to distribute any Property, including, without limitation, the Security Deposits.

                        (c) Schedule 1.2(c) identifies (i) the Real Property with respect to which the parties have agreed that all Trammell Crow Residential affiliated Owners of a Contributor shall transfer their Owner Interest in such Contributor to the Transferee in lieu of a transfer of the Property of such Contributor to the extent such action is authorized by the relevant organizational documents of such Contributor, and (ii) the name of, and percentage ownership interest held by, the partners of such Contributor. The TCR Group hereby represents that the holders of the applicable joint venture interests not being transferred hereunder have consented to the transaction contemplated by this Section 1.2(c) and copies of such consents have been delivered to Transferee. In such event, no assets of the entity owning the Real Property, including cash on hand, shall be distributed to the Trammell Crow Residential affiliated Owners.

        Section 1.3 TCR Group. The term "TCR Group" is used herein for convenience in drafting only to refer to all of the Contributors and all of the Owners collectively. The TCR Group is not a legal entity.
   Except as hereafter provided, neither the Contributors nor the Owners shall have joint and several liability hereunder. Instead, each Contributor and each Owner shall have several liability hereunder for the covenants, agreements, representations, warranties and indemnities made by it hereunder to the extent and only to the extent that any such covenant, agreement, representation, warranty or indemnity relates to such Contributor or Owner or to the Owner Interest or the Property, as the case may be, owned by it. Notwithstanding the foregoing, each Contributor conveying Property pursuant to Section 1.1 and each of the Owners contributing Owner Interests pursuant to Sections 1.2(b) and 1.2(c) shall be jointly and severally liable for liquidated damages, if applicable under Section 18.3.

        Section 1.4 Transferees. Schedule 1.4 sets forth which of the Real Property, Personal Property, Leases, Permits and Licenses, Service Contracts, Office Leases, Intangible Property, Books and Records, Trademarks, Acquisition Contracts and Management Contracts will be transferred to Avalon or the Avalon OP, on the one hand, and AMLI or the AMLI OP, on the other hand. For purposes of this Agreement, all references to "Transferee" and, where the context requires, "Company" or "Operating Partnership," shall be deemed to refer to the entity identified on Schedule 1.4 as the transferee of the Property or Owner Interests to be transferred to such entity. The obligations and liabilities of AMLI and the AMLI OP (the "AMLI PARTIES") to the TCR
   Group hereunder shall be joint and several and the obligations and liabilities of Avalon and Avalon OP (the "AVALON PARTIES") to the TCR
   Group hereunder shall be joint and several. Notwithstanding that the AMLI Parties and the Avalon Parties are collectively referred to herein as Transferee, except as provided in the next succeeding sentence, the obligations and liabilities of the AMLI Parties on the one hand and of the Avalon Parties on the other hand shall be several, such obligations and liabilities shall run to the Contributors of the Properties or Owner Interests allocated to the Avalon Parties and AMLI Parties as identified on Schedule 1.4, and, under no circumstances, other than as provided in the next succeeding sentence, shall the AMLI Parties or the Avalon
   Parties be liable to the TCR Group with respect to the breach of or inaccuracy in any representation or warranty or any other obligation that relates to such other parties. Notwithstanding the foregoing, while the respective rights and obligations of each entity which is a Transferee with respect to a transfer of the Property or Owner Interests allocated to such party on Schedule 1.4 are several, in the event that Avalon and the Avalon OP, on the one hand, or AMLI and the AMLI OP, on the other hand (such parties being referred to herein as "DEFAULTING PARTIES"), default in the performance of their respective obligations to complete the acquisition of the Property or Owner Interests allocated to such Defaulting Parties on Schedule 1.4 hereof other than the Delayed Closing Property (as hereinafter defined) and a Development

   Property (as hereinafter defined), the other parties (hereinafter referred to as the "NON-DEFAULTING PARTIES") shall, subject to the cure periods specified in Section 18.2 hereof, be required to cure such default by the Defaulting Party by assuming the obligations of the Defaulting Party to complete the acquisition of such Property or Owner Interest(s) allocated to the Defaulting Party as and to the extent contemplated by this Agreement, failing which the Avalon Parties and the AMLI Parties shall be jointly and severally liable for the liquidated damages if applicable under Section 18.2(a) hereof. Upon such assumption (which will be confirmed in writing to the Contributors), the Non-Defaulting Parties shall be substituted mutadis-mutandis, for the Defaulting Party for all purposes of this Agreement.

        Section 1.5 Access to Books and Records. The Transferee agrees that through the eighth (8th) anniversary of the Initial Closing Date each Contributor shall have access after the Initial Closing to its respective Books and Records for inspection or duplication at the offices of the Transferee at reasonable times and upon reasonable notice. The Transferee shall maintain through such date the computer equipment or programs transferred under this Agreement which are necessary to access or retrieve any of the Books and Records.

        Section 1.6 Excluded Assets. No property, right or beneficial interest of the TCR Group or any Contributor or Owner shall be conveyed by this Agreement, or any right with respect thereto established in favor of Transferee, unless the conveyance of same is expressly described in this Agreement or a Schedule attached hereto.

   ARTICLE 2. VALUE AND PAYMENT TERMS.

        Section 2.1 Issuance of Equity Securities. (a) Subject to Section 2.1(b), at the Initial Closing, the Transferee shall issue or cause to be issued to the TCR Group or its Designees that number of Equity
   Securities (allocated among the parties constituting the Transferee as set forth in Schedule 2.1(i)) determined by dividing the portion of the Net Value (as hereinafter defined) attributable to the Property then being transferred by the Share Price. Subject to Section 2.1(b), at the Delayed Closing Property Closing and each Development Property Closing (together with the Initial Closing, the "CLOSINGS" and each, a "CLOSING") the Transferee shall issue or cause to be issued to the TCR
   Group or its Designees the number of OP Units specified in Schedule
   2.7(b) (allocated among the parties constituting the Transferee as set forth in Schedule 2.7(b)). The TCR Group may update Schedule 2.1(i) prior to the date that is ten (10) days prior to the Initial Closing; provided, that (i) the Cash Consideration may not exceed the amount set forth in Section 2.4, (ii) the number of Equity Securities to be issued by Avalon and AMLI in connection herewith shall not exceed 19% of each of Avalon's or AMLI's outstanding Shares as of the Initial Closing Date and (iii) the allocation between Avalon and AMLI may not be amended without the consent of each such party. "NET VALUE" shall be an amount equal to $328,450,000 and which shall be allocated among the Development Properties, the Property identified on Schedule A as a "DELAYED CLOSING PROPERTY" and, in the aggregate, all other Property (the "OTHER PROPERTIES") as set forth on Schedule 2.1(i). The Net Value allocated to the Other Properties shall be (A) reduced by the sum of the following: (i) the outstanding principal balance plus all accrued and unpaid interest thereon due on the applicable Closing Date on the loans listed on Schedule 2.1(ii), (ii) the Cash Consideration allocated to the Other Properties on Schedule 2.1(i), (iii) the Assigned Value of all Withdrawn Property, which are Other Properties, and (iv) the cost to complete the renovations to the Oxford Hill property as described in Section 2.3(e), and (B) increased or decreased by the adjustment for Management Contracts required by Section 2.8. The Net Value allocated to the Delayed Closing Property and the Development Properties shall be reduced by the Cash Consideration allocated to the Delayed Closing Property and the Development Properties, respectively, on Schedule 2.1(i).

        (b) Notwithstanding the foregoing, if the Closing Price of AMLI is less than $22.00 (the "AMLI FLOOR"), or the Closing Price of Avalon is less than $27.25 (the "AVALON FLOOR" and together with the AMLI Floor, a "FLOOR"), then this Agreement may be terminated in its entirety at the election of either the TCR Group or the Transferee made by written notice to the other two (2) business days prior to the Initial Closing Date. If the TCR Group delivers such notice, the Transferee by written notice to the TCR Group given within two (2) business days after receipt of the TCR Group's termination notice may elect to cause the transaction to proceed and the Initial Closing shall occur two (2) business days after the Initial Closing Date by, (X) if the Closing Prices of both of Avalon and AMLI are below their respective Floors, delivering, in lieu of Equity Securities, cash in an amount equal to the Net Value plus the Tax Liability, or (Y) if the Closing Price of either Avalon or AMLI is below its respective Floor and the Closing Price of the other party is equal to or greater than its Floor, (i) the party whose Closing Price is below its Floor delivering, in lieu of its Equity Securities, cash in an amount equal to the Net Value allocated to such party plus the Tax Liability associated with such transaction and the party whose Closing Price is above its Floor delivering its Equity Securities or (ii) the party whose Closing Price is above its Floor proceeding to close on the entire transaction contemplated by this Agreement by delivering the number of Equity Securities determined by dividing the Net Value by its Share Price (without regard to the allocation set forth in Schedule 2.1(i)), and the transaction terminating only as to the party whose Closing Price is below its Floor. In the event of any termination of this Agreement pursuant to this Section 2.1(b), neither party shall have recourse or remedy hereunder.

        Section 2.2 Assumption of Indebtedness. At the Initial Closing, Transferee shall assume and agree to pay and perform all indebtedness and obligations of the TCR Group under all Assumed Loans, and, to the extent permitted by the respective lenders, the TCR Group and its affiliates shall be released from any and all liability for such Assumed Loans. At the Initial Closing, Transferee shall execute and deliver all such documents and instruments (the "ASSUMPTION DOCUMENTS") reasonably required by the holders of the Assumed Loans to evidence such assumption and release in form satisfactory to such holders and the TCR Group, provided that, except as set forth on Schedule 2.2, Transferee shall not be required to accept any loan terms (including, with respect to any bonds, their tax exempt status and low to moderate income tenant requirements) substantially more onerous than those to which the applicable Contributor is subject pursuant to the applicable loan documents. Transferee shall pay fees associated with such assumptions not in excess of those set forth on Schedule 2.2. Except as provided below, in the event that the Transferee is unable for any reason to consummate any such assumption, the Transferee (i) shall cause the Assumed Loan to be paid in full at the Initial Closing and such payment, in lieu of assumption, shall not affect the determination of Net Value under Section 2.1(a) or the Cash Consideration designated under Section 2.4, and (ii) except as provided in the next sentence hereof, Transferee shall be responsible for the payment at the Initial Closing of all amounts due in connection with any such prepayment. If, however, a holder of an Assumed Loan (i) does not allow an assumption of an Assumed Loan for any reason other than due to a failure of the Transferee to cooperate with the holder on a basis consistent with that required pursuant to the second sentence of this Section 2.2, (ii) except as set forth on Schedule 2.2, requires substantially more onerous terms than those to which the Contributor is subject, or (iii) charges an assumption fee in excess of that set forth on Schedule 2.2, then the TCR Group shall be responsible for (x) any excess assumption fee if (iii) applies or (y) any prepayment premium or penalty due in connection with any such prepayment if (i) or (ii) applies. Notwithstanding any other provision herein, other than the buy-down of the interest rate on the Assumed Loan on the Vinings Ridge Property as described in Section 9.1(m), the TCR Group shall not be liable for any fee incurred in connection with the Transferee replacing any credit enhancement, re-underwriting any bonds or interest rate buy-down. With respect to any Assumed Loan, Transferee shall indemnify the TCR Group from any cost, liability or damage for liability under the documents evidencing the Assumed Loan, including, without limitation, environmental liabilities, for matters first arising after the Initial Closing.

        Section 2.3     Development Property.

                        (a) The Real Properties described in Schedule 2.3(a) (each a "DEVELOPMENT PROPERTY") are presently under construction. The Net Value allocated to each Development Property, the applicable Transferee and the means of payment (Cash Consideration or Equity Securities) is set forth on Schedule 2.1(i).

        The closing for each respective Development Property (each a "DEVELOPMENT PROPERTY CLOSING") shall occur on the earlier of the date which is one hundred twenty (120) days after issuance of (i) final unconditional certificates of occupancy (or their functional equivalents) for all elements of the Development Property or (ii) temporary certificates of occupancy allowing occupancy (or their functional equivalents) of all such elements and subject only to a specific punch list, but in either case no event later than twenty-four
   (24) months after the Initial Closing Date (each a "DEVELOPMENT PROPERTY CLOSING DATE").

        In addition to all other applicable provisions of this Agreement, the consummation of each Development Property Closing shall be conditioned upon the following:

                (i) issuance of the final unconditional certificates of occupancy (or their functional equivalents) for all elements of the Development Property;

                (ii) a certificate of final completion issued by the Contributor's architect for the Development Property, addressed to the TCR Group and Transferee, substantially in the form of Exhibit 2.3(a)(ii), subject only to landscaping and other items awaiting seasonal opportunity;

                (iii) a certificate stating that the completed Development Property complies with applicable land use laws, substantially in the form of Exhibit 2.3(a)(iii);

                (iv) an as-built survey , the cost of which shall be allocated as set forth on Schedule 10.6, showing no encroachments or violations of any recorded instruments;

                (v) an environmental report of Dames & Moore, at the Transferee's cost, reflecting no Material Adverse Change in the environmental condition of the Development Property from the date of the reports furnished by Dames & Moore to Transferee in connection with this Agreement and approved by Transferee five (5) days prior to the Initial Closing. The Transferee shall notify the Contributors of its approval of such environmental report five (5) days prior to the Initial Closing.

        Subject to Section 2.3(b), in the event any of the foregoing conditions are not satisfied, Transferee may (i) terminate this Agreement with respect to such Development Property, (ii) extend the Development Property Closing Date for up to an additional one hundred twenty (120) days or (iii) waive any conditions and proceed to the Development Property Closing. Such election shall be made by Transferee by written notice to the Contributor at least two (2) business days prior to the Development Property Closing Date.

        If a Development Property Closing occurs with seasonal work remaining, at such Development Property Closing an amount equal to 125% of the cost to complete such work shall be withheld by Transferee until such work is completed. The cost to complete such work (which cost shall be agreed upon by the parties, or in the absence of agreement, shall be determined solely by Eckland Consultants, Inc., which determination shall be binding on each party) shall be reserved from either the Cash Consideration or the Equity Securities (at the election of the applicable Contributor) to be delivered at such Development Property Closing. Such Contributor shall notify the Transferee upon the completion of such work, accompanied by a certificate of Eckland Consultants, Inc. that the work has been completed. Within three
   (3) business days of such notification, the Transferee shall release to such Contributor the balance of the amount so withheld. If such seasonal work is not completed by such Contributor within one hundred and twenty days (120) days of such Development Property Closing Date, the Transferee may proceed to complete such work. Within thirty (30) days of the completion by the Transferee of such work, the Transferee shall release (i) to the Transferee an amount equal to the actual costs incurred by the Transferee to complete such work and (ii) to such Contributor the remainder of the amount so withheld. If such amount is withheld in cash, all interest shall accrue on the withheld cash amount at the rate of five percent (5%) per annum and all interest earned shall be credited first, towards the cost to complete seasonal work, and second, to such Contributor and shall be paid at the time of a payment of all withheld amounts. If such amount is withheld in Equity Securities, such Equity Securities shall be issued at the Share Price applicable to the Development Property Closing together with cash in an amount equal to the dividends or distributions declared and paid, if any, on such Equity Securities between the Development Property Closing Date and the date of payment of all withheld amounts.

                        (b) Notwithstanding Section 2.3(a), it is anticipated that the Towne Greene and Danada Properties listed on Schedule 1.1(a) will be Substantially Completed by the Initial Closing Date. If either of said properties is

   Substantially Completed and the following conditions are satisfied, the closing for such Property shall occur on the Initial Closing Date:

                (i) A certificate of occupancy (temporary or permanent) (or its functional equivalent) shall have been issued allowing the use of all elements of the Property;

                (ii) With respect to such Properties, conditions (iii), (iv) and (v) of Section 2.3(a) above shall have been satisfied;

                (iii) A certificate of Substantial Completion issued by the Contributor's architect for the particular property shall have been issued with a punch list which, including items identified in any temporary certificate of occupancy, costs less than $200,000 to complete.

        If the Closing for either Property so occurs on the Initial Closing Date, at the Initial Closing:

             (x) The Contributor and Transferee shall enter into a master lease of the rental units of the Property on the terms set forth as Exhibit 2.3(b).

             (y) With respect to such Property, an amount equal to 125% of the cost to complete the punch list and obtain a final certificate of occupancy (or its functional equivalent) shall be withheld by Transferee until such work is completed. Such costs (which costs shall be agreed upon by the parties, or, in the absence of agreement, determined solely by Eckland Consultants, Inc. which determination shall be binding on each party) shall be reserved from either the Cash Consideration or the Equity Securities (at the election of the applicable Contributor) to be delivered at the Initial Closing. The Contributor hereby agrees to proceed diligently and at its sole cost and expense to complete the punch list and obtain the final certificate of occupancy (or its functional equivalent). Such Contributor shall notify the Transferee upon the satisfaction of items (i) and (ii) of
                  Section 2.3(a) above, together with copies of the certificates required thereby. Within three (3) business days of such notification, the Transferee shall release to such Contributor the balance of the amount so withheld. If such punch list is not completed by such Contributor within one hundred and twenty days (120) days of the Initial Closing Date, the Transferee may proceed to complete such punch list. Within thirty (30) days of the completion by the Transferee of such punch list, the Transferee shall release (i) to the Transferee an amount equal to the actual costs incurred by the Transferee to complete such punch list and (ii) to such Contributor the remainder of the amount so withheld. If such amount is withheld in cash, all interest shall accrue on the withheld cash amount at the rate of five percent (5%) per annum and all interest shall be credited first towards the cost to complete such punch list, if any, and second to such Contributor and shall be paid at time of the payment of all withheld amounts. If such amount is withheld in Equity Securities, such Equity Securities shall be issued at the Share Price applicable to the Initial Closing together with cash in an amount equal to the dividends or distributions declared and paid, if any, on such Equity Securities between the Initial Closing Date and the date of payment of all withheld amounts.

             (z) In addition to any other provisions of this Agreement, the Contributor shall warrant for a period of one year from Substantial Completion that such Property is free from any and all defects in material and workmanship.

        If the Closing of either or both of the Towne Greene and Danada Properties does not occur on the Initial Closing Date, (i) the parties shall mutually agree upon the Net Value of such Property and the allocation of Cash Consideration and Equity Securities thereto, (ii) the Share Price applicable to the Initial Closing shall govern if the Closing for such Property occurs within forty-five days of the Initial Closing Date and (iii) such Property shall be included within the definition of "Development Properties" for all other purposes hereunder including without limitation entering into a Management and Leasing Agreement as provided in Section 2.3(d) below.

                        (c) The Contributor agrees to proceed diligently to complete construction of the Development Property in a good and workmanlike manner, substantially in accordance with the plans and specifications set forth on Schedule 2.3(c), and in accordance with all applicable laws as currently enforced by applicable government officials. The Contributor shall permit a construction representative from Transferee to inspect the work from time to time during normal business hours and after notice to and coordination with the site superintendent and attend job meetings. Transferee shall approve the work on a monthly basis as it proceeds, such approval limited solely to items readily visible and customarily included in a once a month job site inspection. In addition to any other provisions of this Agreement, the Contributor shall warrant for a period of one year from Substantial Completion that the Development Property is free from any and all defects in material and workmanship.

                        (d) Commencing on the date on which the Initial Closing shall occur, the Transferee shall assume responsibility for the management and leasing of each Development Property pursuant to a Management and Leasing Agreement which provides for (i) a management fee equal to the greater of 3 1/2% of gross receipts or $4,000 per month (prorated for any partial month by the number of days in such month) and shall commence on the later of the Initial Closing Date or the date that is thirty (30) days prior to the date mutually agreed upon for opening the leasing office for the particular Development Property, (ii) the mutual agreement of an operating and leasing budget, and (iii) the termination thereof upon termination of this Agreement.

                        (e) The Oxford Hill Property identified on Schedule 1.1(a) is undergoing substantial renovation and as a consequence a number of apartment units are unoccupied. A general description of the work is set forth on Schedule 2.3(e). On the fifth (5th) business day prior to the Initial Closing Date, the parties, after inspection of the Property by Transferee's construction representative, in good faith shall agree upon a detailed scope of work, including with respect to units, the scope on a unit by unit basis (the "Work") and determine the cost of the Work (including "hard" and "soft" costs) remaining to be completed as of the Initial Closing Date and the Net Value shall be reduced accordingly. The Contributor of the Oxford Hill Property shall enter into a master lease substantially on the terms set forth in Exhibit 2.3(b). Between the date hereof and the Initial Closing Date, the Contributor shall proceed diligently with the Work in compliance with all applicable laws, codes, rules and regulations as currently enforced by public officials. The remaining cost of Work and projected date for completion shall be as agreed upon by the TCR Group and Transferee in good faith. If the parties are unable to agree by the fifth business day prior to the Initial Closing Date as to the remaining cost of Work or projected date for Substantial Completion, either party may request binding arbitration to determine the remaining cost of the Work consistent with the procedure described in Section 2.6 hereof. In addition, the leasing of vacant apartment units shall be in accordance with the terms set forth in
   Exhibit 13.1(h).

        Section 2.4 Cash Consideration. At each Closing, the Transferee shall pay the TCR Group or its Designees an amount of cash (the "CASH CONSIDERATION") which amount shall not exceed $226,000,000 in the aggregate for all Closings, allocated as set forth in Schedule 2.1(i) and adjusted pursuant to Section 2.1.

        Section 2.5 Designation of Issuance of Equity Securities. At each Closing, the Company and the Operating Partnership shall issue to the TCR Group or its Designees the number of Shares and OP Units, respectively, designated in the manner provided in this Section 2.5 in an amount equal to the Net Value allocated as set forth in Schedule
   2.1(i). At least ten (10) business days prior to each Closing Date, the TCR Group shall provide notice designating the name, address and other reasonable information required by the Company or the Operating Partnership for the Designees. TCR Group recognizes that each Designee must be an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "1933 ACT"), and as further provided in Section 9.10.

        Section 2.6 Withdrawn Properties. A "WITHDRAWN PROPERTY" shall be any (i) Affected Property, (ii) Damaged Property, (iii) Condemned Property as to which this Agreement has been terminated pursuant to Sections 3.3, 16.2, or Article 17, respectively, or (iv) any other Real Property for which a condition to Closing has not been satisfied or waived pursuant to Section 13.2, For purposes of the determination of Net Value under Section 2.1, the "ASSIGNED VALUE" of any Withdrawn Property shall be the amount that the TCR Group and the Transferee agree upon in good faith, taking into account the relation of the Withdrawn Property to the value of the entire portfolio of Real Properties being acquired including appropriate allocation of "going concern" value among the Real Properties, unless the Assigned Value is specified on Schedule 2.6, in which event the Assigned Value for the Real Property shall be the Assigned Value so specified on Schedule 2.6. If the parties are unable to agree on the Assigned Value by the fifth business day after the determination that a Property is a Withdrawn Property, then either party may request binding arbitration of the Assigned Value by the following method. Ernst & Young/Kenneth Leventhal is hereby appointed by both parties as the neutral arbitrator (the "ARBITRATOR") of the Assigned Value; provided, that if for any reason Ernst & Young/Kenneth Leventhal is unable to act as the Arbitrator, Arthur Andersen, LLP shall be appointed as Arbitrator to serve in its place. The party electing determination by the Arbitrator shall give written notice to the Arbitrator and the other party of such election. On the date (the "SUBMISSION DATE") which is five (5) business days from the date of such notice, each party shall submit to the Arbitrator its proposed Assigned Value, together with any materials it wishes to submit in support of its position. The Arbitrator shall then make its own determination of value and, within ten (10) business days after the Submission Date, shall select, in the Arbitrator's sole discretion, the value proposed by one or the other of the parties (the Arbitrator not being authorized to select any other value), which selected value shall then be the Assigned Value. In making its decision, the Arbitrator may make such investigation of the Real Property and the transactions contemplated by this Agreement, and hold such hearings, as it deems appropriate. In the event the Withdrawn Property has been withdrawn because either the holder of an Owner Interest not being transferred no longer consents to the transaction, or any partner of a Contributor no longer consents to the transaction, the Assigned Value shall be increased by five percent (5%) but in no event more than One Million Dollars ($1,000,000.00) in the aggregate for all Withdrawn Properties. In the event that prior to the Initial Closing, the number of Withdrawn Properties as to which this

   Agreement has been terminated pursuant to Sections 3.3, 13.2, 16.2 or Article 17 is greater than three (3) Withdrawn Properties, this Agreement may be terminated in its entirety at the election of the TCR Group or Transferee by written notice given on or prior to five (5) business days after the fourth
   (4th) property becomes a Withdrawn Property.

        Section 2.7 Certain Definitions. Where used in this Agreement, the following terms shall have the following meanings:

        "Assumed Loans" mean the obligations listed in Schedule 2.1(ii) regardless of whether such obligations are assumed or paid at the Initial Closing as provided in Section 2.2.

        "Average Closing Price" means the average of the closing prices of a share of common stock of Avalon or a share of beneficial interest of AMLI, as the case may be, on the New York Stock Exchange for all trading days during the Pricing Period.

        "Change in Control" shall mean (i) if the existing board of directors or trustees of Avalon or AMLI, does not constitute a majority of such board or (ii) the termination of any of the Executive Officers, except for termination due to death or Disability. For purposes of this Agreement "Disability" of an executive officer of Avalon or AMLI, as the case may be, shall be determined by the Board of Directors or trustees, respectively.

        "Closing Price" means the Average Closing Price determined for the Pricing Period preceding the Initial Closing Date, weighted by volume.

        "Executive Officers" means, in the case of Avalon, Richard L. Michaux, Charles H. Berman, Bryce Blair, Thomas Sargeant and Robert Slater and, in the case of AMLI, Allan J. Sweet, Philip Tague, John Allen and Gregory T. Mutz.

        "Material Adverse Effect" shall mean (i) with respect to an entity, a material adverse effect on the business, results of operations or financial condition of such entity, or an event which would materially and adversely effect such entities ability to perform its obligations hereunder, and (ii) with respect to Property, a material adverse effect on the marketability of title, use or value of such Property.

        "OP Unit" means a unit of limited partner interest in the Operating Partnership.

        "Pricing Period" means the period of fifteen (15) consecutive trading days concluding with the last trading day which is three (3) trading days before the Initial Closing Date.

        "Share" means a share of common stock/beneficial interest of the Company.

        "Share Price" means for Avalon and AMLI respectively, the prices listed on Schedule 2.7(a).

        "Substantial Completion" means as to any specific Property, the time at which a certificate of occupancy (or its functional equivalent) for the final building constructed on the Property is issued and the architect engaged by TCR Group issues a certificate of Substantial Completion identifying a punch list which, other than with respect to landscaping and other items awaiting seasonal opportunity, costs less than $200,000 to complete.

        "Tax Liability" means the aggregate tax liability mutually agreed upon by the parties hereto on or prior to the Initial Closing, and which would be payable by the TCR Group upon an election by the Transferee to pay cash and the tax liability associated therewith in lieu of Equity Securities under Section 2.1.

        Section 2.8      Management Contracts.

                        (a) To the extent that (i) any Management Contracts are not assignable or assignment has not been consented to by the Initial Closing Date, or (ii) any Management Contracts have been terminated or notice of termination given on or prior to the Initial Closing Date, then Net Value shall be decreased by 175% of the projected annual management fees under the Management Contracts covered by subsection (i) or (ii) above as set forth on
   Schedule 1.1(h) (the "MANAGEMENT FEES"). Similarly, in the event that the TCR Group enters into additional management contracts that are consented to by Transferee (such consent not to be unreasonably withheld) and assignable to the Transferee covering Properties not actively for sale on the Initial Closing Date ("ADDITIONAL MANAGEMENT CONTRACTS"), the Net Value shall be increased by 175% of the Management Fees under such Additional Management Contracts; provided, that there shall be no adjustment to the Net Value for any Additional Management Contract that causes the Management Fees to exceed $1,700,000.00. To qualify for such increase an Additional Management Contract must be in the same general rental market areas as Properties under Management Contracts existing on the Effective Date.

                        (b) Schedule 1.1(h) indicates all Properties covered by Management Contracts that are being marketed for sale on the date hereof. The parties, at the Initial Closing, shall revise Schedule 1.1(h) to reflect properties then being marketed for sale. The Net Value payable at the Initial Closing shall be reduced by one hundred seventy-five percent (175%) of the Management Fees due under said contracts. Six (6) months following the Initial Closing Date, Transferee shall pay to the Contributors (i) one hundred seventy-five percent (175%) of the Management Fees attributable to the Management Contracts of Properties indicated as being marketed for sale on the revised Schedule 1.1(h) which management has not been terminated during such period pursuant to a sale, plus (ii) if such payment is made in Equity Securities, such Equity Securities issued at the Share Price applicable to the Initial Closing together with cash in an amount equal to the dividends or distributions declared and paid, if any, on such Equity Securities between the Initial Closing Date and date of issuance of such Equity Securities.

        Section 2.9 Acquisition Contracts. Schedule 1.1(g) sets forth all of the Acquisition Contracts the TCR Group proposes to transfer to Transferee. Within ten (10) business days from the Effective Date, Transferee shall identify those Acquisition Contracts it wishes to accept and shall so notify the TCR Group in writing ("ACCEPTED
   ACQUISITION CONTRACT"). If the Initial Closing occurs, the Transferee shall be responsible for all costs incurred by the TCR Group prior to the Effective Date related to the Accepted Acquisition Contracts as set forth in Schedule 2.9, and for those costs incurred after the Effective Date which are required to maintain said contracts in full force and effect (provided TCR Group has given Transferee notice of payment of any such costs at least two (2) business days prior to making such payments), and such other third party costs ("PREDEVELOPMENT COSTS") as shall be approved by Transferee in Transferee's sole discretion. If, however, prior to the Initial Closing the Transferee elects not to proceed with any Accepted Acquisition Contract, the Transferee shall give written notice thereof to the Contributor. In such event, or if the Transferee fails to approve the payment of any Predevelopment Costs, the Transferee shall have no obligation to reimburse the Contributor for any costs related to such contract unless the Contributor terminates such Accepted Acquisition Contract promptly after receipt of Transferee's notice of termination of its interest therein. If the Contributor does so terminate the Accepted Acquisition Contract, the Transferee shall be liable at the Initial Closing for all costs for which Transferee would otherwise have been liable related to all Acquisition Contracts incurred by the Contributors on and prior to the date of the Transferee's election not to proceed.

        The TCR Group shall furnish Transferee with copies of all reports and other written materials which the TCR Group obtains in connection with the Predevelopment Costs. TCR Group shall permit Transferee to communicate directly with any consultant or other service provider which prepared such material and with TCR Group employees who are working on such transactions in order to address questions which the Transferee may have. It is understood that

   Transferee will be evaluating on an on-going basis whether it is satisfied with the information produced by such process and whether Transferee wishes to continue to commit to accept an assignment of each such Accepted Acquisition Contract at the Initial Closing.

        With respect to each Accepted Acquisition Contract, until such time (if any) as Transferee terminates its interest in such contract pursuant to the first grammatical paragraph of this Section 2.9, (i) TCR Group shall promptly furnish Transferee with a copy of any notices it receives from the seller under any such contract, (ii) TCR Group shall not amend, terminate, make any election, or waive any condition or contingency under any such contract without Transferee's consent, (iii) TCR Group shall continue to perform all of its obligations under such contract as needed to keep such contract in full force and effect, and (iv) upon inquiry by Transferee, TCR Group shall keep Transferee fully informed of matters affecting the status of such contract.

        Section 2.10. Delayed Closing Property. If the Closing of the Delayed Closing Property takes place on or before February 7, 1998, the Share Price shall be determined in accordance with Schedule 2.7(a) as if the Delayed Closing Property Closing Date for such Delayed Closing Property were the Initial Closing Date. If the Delayed Closing Property Closing takes place after February 7, 1998, the OP Units to be issued at the Delayed Property Closing (the date that such Closing actually takes place, the "DELAYED CLOSING PROPERTY DATE" and, together with the Initial Closing Date and the Development Property Closing Date, the "CLOSING DATES") shall be as set forth on Schedule 2.7(b). In all other respects, the Delayed Closing Property shall be included within the definition of "Other Property" except (i) the Delayed Closing Property shall not be considered a Withdrawn Property, and (ii) adjustments pursuant to Section 12.1 shall be made on the Delayed Closing Property Date rather than the Initial Closing Date.


   ARTICLE 3. TITLE; MATTERS TO WHICH THIS CONTRIBUTION IS SUBJECT.

        Section 3.1 Permitted Encumbrances. Whether the Property is contributed to the Operating Partnership, or in the event of a contribution described in Section 1.2 above, the Property shall be subject to the following (collectively, the "PERMITTED ENCUMBRANCES"):

                        (a) The liens of real estate taxes, personal property taxes, water charges and sewer charges provided the same are not due and payable, but subject to adjustment as provided herein;

                        (b) the rights of the Tenants, as tenants only;

                        (c) other than mortgages (except the Assumed Loans), liens or the like, any and all restrictions, covenants, agreements, easements, matters and things of record as of the applicable Closing Date, affecting title to the Real Property as of the Effective Date, and including such easements, covenants and restrictions granted, created or entered into after the Effective Date in accordance with Section 3.2 below;

                        (d) any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates affecting the Real Property, including, without limitation, those related to zoning and land use ("LEGAL REQUIREMENTS"), of any applicable agency, board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Real Property or the management, operation, use or improvement thereof (collectively, "GOVERNMENTAL AUTHORITIES");

                        (e) the state of facts shown on the surveys described on
   Schedule 3.1(e) for each individual Real Property comprising the Real Property (collectively, the "SURVEYS") and any other state of facts which a recent and accurate survey of the Real Property would actually show;

                        (f) the Service Contracts being assumed by Transferee;

                        (g) any installment of assessments affecting the Real Property or any portion thereof due and payable after the applicable Closing Date, subject to Section 12.3;

                        (h) any utility company rights, easements and franchises to maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under or upon the Real Property that do not encroach upon or encroach on any Improvements;

                        (i) any prohibition against the interference with the natural and unobstructed flow of any applicable brook crossing the Real Property or other riparian rights, unless presently being violated;

                        (j) such matters as the Title Company shall be willing, without special premium, to omit as exceptions to coverage including minor variations between record lines and tax lot lines; and

                        (k) the liens of the Assumed Loans on those parcels of Real Property encumbered by the Assumed Loans including, without limitation, any Legal Requirements of Governmental Authorities associated with the Assumed Loans.

        Section 3.2 Easements, Licenses and Dedications Prior to Closing. From and after the Effective Date, no Contributor will voluntarily grant, create or enter into any encumbrance, covenant, easement or restriction on any Real Property without the prior written consent of the Operating Partnership, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, any Contributor may enter into agreements or grant easements, licenses and dedications for usual and customary utilities (other than telephone and cable television service), water, sewer, ingress and egress granted in the ordinary course of business without the Operating Partnership's consent; provided that such Contributor shall give the Operating Partnership written notice of any such easement, license or dedication, which shall thereupon become a Permitted Encumbrance.

        Section 3.3 Title Insurance. It shall be a condition to the Transferee's obligations hereunder that the Operating Partnership be able to obtain owner's policies of title insurance (the "TITLE POLICIES") insuring good and marketable title to each Real Property in an amount designated by the Transferee (at a standard rate for such insurance) in the name of the Operating Partnership or its designees, upon delivery of the Deeds, or Owner Interest assignments (if applicable) written on a standard 1970 ALTA Owners Policy with extended coverage, 3.1 zoning and comprehensive endorsements, free and clear of all liens, encumbrances and other matters, other than Permitted Encumbrances that have a Material Adverse Effect on any Real Property (a "MAE ENCUMBRANCE"). In the event that the Transferee is unable to obtain a Title Policy in the form described above as to one or more of the Real Properties (each an "AFFECTED PROPERTY") by reason of a MAE Encumbrance (a "TITLE OBJECTION"), the Transferee shall give the TCR Group written notice (the "OBJECTION NOTICE") of such Title Objections as to each Affected Property not less than thirty (30) days prior to Closing or ten (10) days after such later date as Transferee becomes aware of the same. Any such lien, encumbrance or other matter not raised as a Title Objection in a timely submitted Objection Notice shall be a Permitted Encumbrance. The TCR Group shall have the option, but not the obligation, for a period of twenty (20) days following receipt of the Objection Notice (the "TCR CURE PERIOD") to cure or remedy (whether by bonding around or otherwise so long as such item is removed or insured on the Title Policy in a manner satisfactory to the Transferee) any such Title Objection. If any Title Objection as to an Affected Property remains uncured at the end of the TCR Cure Period, the Transferee may, as its sole and exclusive remedy in such event, either
   (i) terminate this Agreement as to such Affected Property by written notice to the TCR Group not less than five (5) days after the expiration of the TCR Cure Period or (ii) waive any such uncured Title Objection, which shall thereupon become a Permitted Encumbrance. The

   Transferee's failure to terminate the Agreement as to any such Affected Property in the manner and within the time provided in the preceding sentence shall constitute its waiver of any uncured Title Objection relating to or affecting such Affected Property. In the event of a termination of this Agreement as to one or more of the Affected Properties under this Section 3.3, such Affected Properties shall be treated as Withdrawn Property under
   Section 2.6, and subject to the provisions of Section 2.6 this Agreement shall continue in full force and effect as to all other Property.

   ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE TCR GROUP.

        Section 4.1 Operating Representations and Warranties. In order to induce the Company and the Operating Partnership to enter into this Agreement and to perform their respective obligations hereunder, each Contributor, hereby severally warrants and represents the following:

                        (a) Organization, Good Standing and Partnership Power. Each Contributor is a corporation, general or limited partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction in which it was organized, is duly authorized to transact business under the laws of each state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, has all requisite entity power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

                        (b) Authorization; No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by the Transferee, this Agreement, and the other agreements and documents to be executed by the TCR Group hereunder, will be the legal, valid and binding obligation of each Contributor, enforceable against each Contributor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights and general principles of equity. The performance by each Contributor of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not (i) conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of such Contributor or any agreement, instrument, decree, judgment, injunction, order, writ, law, rule or regulation, or any determination or award of any court or arbitrator, to which such Contributor is a party or by which its assets are or may be bound, except for any of the foregoing matters that, individually or in the aggregate, would not affect the vesting of title or have a Material Adverse Effect on such Contributor, or
   (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority would not have a Material Adverse Effect on such Contributor.

                        (c) Rent Roll. The TCR Group has delivered to the Operating Partnership a rent roll, in a form mutually agreed to by the parties (the "RENT ROLLS"), for each Real Property (excluding Development Properties) current as of September 30, 1997. To the Contributor's knowledge, the information set forth in each such Rent Roll is true and correct in all material respects. To the Contributor's knowledge, the Rent Rolls, reflect all of the Leases, tenancies or occupancies materially affecting the Real Property as of such date. True and complete copies of the Leases have been made available to Transferee.

                        (d) Work on Real Property. To the Contributor's knowledge, no work has been performed on any Real Property that would require an amendment to the certificate of occupancy for such Real Property for which an amendment has not been obtained, and, to the Contributor's knowledge, any and all work performed at the Real Property has been performed in all material respects in accordance with all Legal Requirements of all applicable Governmental Authorities.

                        (e) Validity of Service Contracts. To the Contributor's knowledge, there are no service contracts, equipment leases, union contracts, employment agreements, management agreements or other agreements materially affecting the Property or the operation thereof other than the Service Contracts. To the Contributor's knowledge, all of the Service Contracts are in full force and effect without any material default or claim of material default by any party thereto. To the Contributor's knowledge, all sums presently due and payable by the Contributor under the Service Contracts have been fully paid. Schedule 1.1(e)(ii) identifies all Service Contracts including those which are not terminable within one (1) year of the Initial Closing.

                        (f) No Litigation. Except as set forth on Schedule 4.1(f), to the Contributor's knowledge, there are no actions, suits, labor disputes, litigation or proceedings currently pending or threatened against or related to the Contributor or to all or any part of the Property owned by it, the environmental condition thereof, the operation thereof or the manager of such Property.

                        (g) No Actions Relating to Real Property. Except as set forth on Schedule 4.1(g), to the Contributor's knowledge, the Contributor has received no written notice nor does it otherwise have knowledge of (i) pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Real Property, or any part thereof, (ii) proposed or pending proceedings to change or redefine the zoning classification of all or any part of the Real Property, (iii) proposed or pending special assessments affecting the Real Property or any portion thereof, (iv) penalties or interest due with respect to real estate taxes assessed against the Real Property and (v) proposed changes in any road or grades with respect to the roads providing a means of ingress and egress to the Real Property.

                        (h) No Violations of Legal Requirements. Except as set forth on Schedule 4.1(h), to the Contributor's knowledge, the Contributor has not received written notice from any Governmental Authority of any violations (including environmental) of any Legal Requirements affecting the Real Property nor does the Contributor have knowledge that any such Governmental Authority has issued or contemplates the issuance thereof. To the Contributor's knowledge, except as disclosed on Schedule 4.1(h), there are no outstanding orders, judgments, injunctions, decrees or writ of any Governmental Authority against or involving the Contributor or the Real Property, except for any matter disclosed on Schedule 4.1(h), which individually or in the aggregate, would have a Material Adverse Effect on any individual parcel of Real Property.

                        (i) Solvency. There does not exist in effect with respect to such Contributor (i) any general assignment for the benefit of creditors, (ii) any voluntary petition in bankruptcy, (iii) any involuntary petition filed by the Contributor's creditors, (iv) any appointment of a receiver to take possession of all, or substantially all, of such Contributor's assets, (v) any attachment or other judicial seizure of all, or substantially all, of such Contributor's assets, (vi) any admission in writing of its inability to pay its debts as they come due or (vii) any offer of settlement, extension or composition to its creditors generally.

                        (j) Title to Personal Property. Except as set forth on
   Schedule 4.1(j), the Personal Property will be owned by the Contributor free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind, other than liens securing the Assumed Loans.

                        (k) Insurance. To the Contributor's knowledge, the Contributor has not received written notice of any outstanding requirements or recommendations by (i) the insurance company(s) currently insuring the Property, (ii) any board of fire underwriters or other body exercising similar functions or (iii) the holder of any Assumed Loan encumbering any of the Property, which in any case require or recommend any repairs or work to be done on the Property of a material nature.

                        (l) Property Financials. The operating statements of the Contributor representing the income and expense statements of the Contributor excluding only those operations not contemplated to be contributed to the Operating Partnership pursuant to this Agreement relating to the operation of the Property and the related statement of income and cash flows, including the footnotes thereto (the "PROPERTY FINANCIALS"), as of and for the years ending December 31, 1995 and 1996 and for the period of January 1, 1997 through September 30, 1997, fairly present the operating results and cash flows of such Property for such respective periods, in each case in accordance with accounting principles applied on a basis consistent with the Contributor's historical financial statements (except (i) as otherwise indicated thereon or in the notes thereto and (ii) with regard to the consistency of the timing and reporting of ad valorem property tax accruals). The Property Financials from January 1, 1997 through September 30, 1997 are subject to normal recurring year-end adjustments.

                        (m) Validity of Assumed Loan Documents. To the Contributor's knowledge, all documents, instruments and agreements evidencing, governing, securing and guaranteeing the Assumed Loans (the "ASSUMED LOAN DOCUMENTS") are in full force and effect, and the Contributor has not received written notice from the holder of any such Assumed Loan, nor does it otherwise have knowledge of, any default or event of default thereunder. True and complete copies of the Assumed Loan Documents have been made available to Transferee.

                        (n) Taxes. With respect to ad valorem or property taxes and assessments relating to the Property which is the subject of the transfers pursuant to Section 1.2, to the Contributor's knowledge, the Contributor has paid all material Taxes due and payable prior to the Closing and timely filed all material returns and reports required to be filed prior to the Closing with respect to the ownership and operation of such Real Property (by it or any predecessor entity) for which the Operating Partnership could be held liable or a claim made against such Real Property. Except as set forth in Schedule 4.1(n), to the Contributor's knowledge, there are no audits or other proceedings by any Governmental Authority pending or threatened with respect to Taxes resulting from the ownership and operation of such Real Property (by it or any predecessor entities) for which the Operating Partnership could be held liable or a claim made against such Real Property, and no agreement extending the period for assessment and collection has been executed with respect thereto.

                        (o) Validity of Management Contracts. To the
   Contributor's knowledge, all of the Management Contracts are in full force and effect without any material default or claim of material default by any party thereto.

                        (p) Environmental Matters. To the Contributor's knowledge, the Contributor has made available to Transferee true and complete copies of all environmental reports prepared for, or in the possession or control of Contributor. Except as set forth therein, to the Contributor's knowledge, the Real Property does not contain any hazardous materials in violation of applicable law.

        Section 4.2 Legend. The Contributor hereby acknowledges that each certificate or other instrument representing the Equity Securities shall bear, in addition to such other customary legends as are included thereon, the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR (B) IF THE [OPERATING PARTNERSHIP/COMPANY] HAS BEEN FURNISHED WITH A REASONABLY SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER AND APPROVED BY THE TRANSFEREE THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
          SECTION 5 OF THE 1933 ACT AND THE RULES AND
          REGULATIONS THEREUNDER."


   ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP AND THE COMPANY.

        Section 5.1 Operating Representations and Warranties. Any representations and warranties of any Transferee as it may be deemed to include the Avalon OP or Equity Securities issued by the Avalon OP shall be deemed to be made as of the formation of the Avalon OP and shall be true and correct as of the Closing Date. In order to induce the TCR Group to enter into this Agreement and to perform their respective obligations hereunder, Avalon and the Avalon OP, jointly and severally, and AMLI and the AMLI OP, jointly and severally, as applicable, severally warrant and represent, except as set forth in the SEC Documents (as hereinafter defined), the following:

                        (a) Authorization; No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by the TCR Group, this Agreement and the other agreements and documents to be executed and delivered by each of the Operating Partnership and the Company hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of each of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights and general principles of equity. The performance by each of the Operating Partnership and the Company of its respective duties and obligations under this Agreement and the documents and instruments to be executed and delivered by each of them hereunder will not
   (i) conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of either of the Operating Partnership or the Company or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which either of the Operating Partnership or the Company is a party or by which the assets of either are or may be bound, except for any of the foregoing matters that, individually or in the aggregate, would not have a Material Adverse Effect on the Operating Partnership or the Company, or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain such consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority would not have a Material Adverse Effect on the Operating Partnership or the Company.

                        (b) Equity Securities. The Equity Securities to be issued to the TCR Group are duly authorized and, when issued by the Transferee, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever. The Shares to be issued by the Company, including those issued upon redemption of the OP Units, are, or prior to the Initial Closing Date, will be, reserved for future listing with the New York Stock Exchange and, upon issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever.

                        (c) No Shareholder Approval Required. The approval of the Company's shareholders of the transactions contemplated by this Agreement is not a prerequisite to the Company's corporate power to execute and deliver this Agreement or any other documents and instruments to be executed and delivered by it hereunder or to perform its obligations hereunder and thereunder, including, without limitation, the Equity Securities.

                        (d) OP Agreement. The AMLI OP has furnished to the TCR Group a true and complete copy of the Agreement of Limited Partnership of the AMLI OP, as amended to the Effective Date (the "AMLI OP AGREEMENT"). The AMLI OP Agreement is in full force and effect and has not been further amended. No action has been taken or is pending as of the Effective Date, nor, as of the Initial Closing Date, will have been taken, to amend the AMLI OP Agreement (except as contemplated hereby) or for the termination or dissolution of the AMLI Operating Partnership, except to provide for admission of additional limited partners. Between the Initial Closing Date and the last Development Property Closing Date, no amendment to the AMLI OP Agreement shall be taken which will adversely affect the rights of the holders of OP Units in the AMLI Operating Partnership with respect to the matters set forth in Exhibit 9.3 hereto or Article 9.13 hereof.

                        (e) SEC Documents. The Company has caused to be delivered to the TCR Group copies of its most recent annual report on Form 10-K, proxy statement filed in connection with its most recent shareholders meeting, any reports under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), filed during fiscal 1997 and its most recent registration statement and related prospectuses and supplements filed under the 1933 Act by the Company and declared effective (the "SEC DOCUMENTS") and will cause to be delivered to the TCR Group copies of such additional documents as may be filed by the Company pursuant to the 1933 Act or the Exchange Act, on or prior to the Initial Closing Date. Such SEC Documents were, and those additional documents filed between the Effective Date and the applicable Closing Date have been and will be, prepared and filed in material compliance with the rules and regulations promulgated by the Securities and Exchange Commission ("SEC"), and, do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made or will be made, not misleading (except to the extent such statements have been amended by subsequently filed SEC Documents).

                        (f) Financial Documents. The consolidated financial statements included in the SEC Documents have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and present fairly in all material respects (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. For purposes of this Agreement, the terms "SUBSIDIARY" and "SUBSIDIARIES" shall mean (i) any entity of which the Company or the Operating Partnership (or other specified entity) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (x) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (y) at least a majority of the partnership, joint venture or similar interests, and
   (ii) any entity in which the Company or Operating Partnership (or other specified entity) is a general partner or joint partner, including, without limitation, the Operating Partnership.

                        (g) No Litigation. No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of each of the Operating Partnership's and the Company's knowledge, threatened, at law or in equity, against either of the Operating Partnership or the Company before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent either of the Operating Partnership or the Company from performing its respective obligations pursuant to this Agreement or which, if determined adversely, would have a Material Adverse Effect on either the Operating Partnership or the Company. There are no judgments, decrees or orders entered on a suit or proceeding against the Operating Partnership or the Company, an adverse decision which might, or which judgment, decree or order does, adversely affect the Operating Partnership's or the Company's ability to perform its respective obligations pursuant to, or the TCR Group's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the performance of this Agreement or the transactions contemplated hereby.

                        (h) Subsidiaries. Except as set forth on Schedule 5.1(h), the Transferee has no Subsidiaries nor any interest or investment in any partnership, trust or other entity or organization. Each Subsidiary of the Transferee listed on Schedule 5.1(h) has been duly organized, is validly existing and in good standing under the laws of the jurisdiction in which it was organized, has the power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Operating Partnership, the Company and such Subsidiaries, taken as a whole; all of the outstanding equity or other participating interests of each Subsidiary listed on Schedule 5.1(h) have been duly authorized and validly issued, are fully paid and non-assessable.

                        (i) No Undisclosed Liabilities. Except as set forth on
   Schedule 5.1(i), neither the Company, the Operating Partnership nor any Subsidiary has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which could reasonably be expected to have a Material Adverse Effect except for (i) liabilities or obligations reflected or reserved against in its June 30, 1997 unaudited consolidated balance sheet,
   (ii) liabilities and obligations relating to outstanding leases that are not required to be disclosed under GAAP and (iii) liabilities and obligations incurred in the ordinary course of business since the date of such balance sheet.

                        (j) Taxes. (i) The Company and each of its Subsidiaries has (A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or the Company has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and the most recent financial statements contained in the SEC Documents reflect an adequate reserve for all material Taxes payable by the Company (and by those Subsidiaries and whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. Since December 31, 1996, the Company has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Internal Revenue Code of 1986, as amended (the "CODE"), and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any Tax described in the preceding sentence will be imposed upon the Company. Except as set forth on Schedule 5.1(j), no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

                          (ii) The Company (A) for all taxable years commencing with 1994 through the most recent December 31, has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1997, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Company's knowledge, no such challenge is pending or threatened. Each Subsidiary which is a partnership, joint venture or limited liability company has been treated during and since 1993 (or the date of its organization, if later) and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation. Each Subsidiary which is a corporation for federal income tax purposes and with respect to which all of the outstanding capital stock is owned solely by the Company (or solely by a Subsidiary that is a corporation wholly owned by the Company) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Neither the Company nor any of its Subsidiaries holds any asset (x) the disposition of which would be subject to rules similar to Section

   1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

                        (k) No Default. Neither the Company nor any of its Subsidiaries is in default under, or in violation of, any material provision of its organizational documents.

                        (l) Ownership of Assets. Except as set forth on Schedule 5.1(l), all of AMLI's real property and other material assets are owned by AMLI indirectly through its ownership of a partnership interest in the Operating Partnership and the Operating Partnership's Subsidiaries and certain other Subsidiaries of the Company.

                        (m) Solvency. There does not exist in effect with respect to either the Operating Partnership or the Company (i) any general assignment for the benefit of creditors, (ii) any voluntary petition in bankruptcy, (iii) any involuntary petition by either of the Operating Partnership's or the Company's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of the Operating Partnership's or the Company's assets, (v) any attachment or other judicial seizure of all, or substantially all, of the Operating Partnership's or the Company's assets, (vi) any admission in writing of its inability to pay its debts as they come due or (vii) any offer of settlement, extension or composition to its creditors generally.

                        (n) No Restrictions on Equity Securities. Except for the OP Agreement, this Agreement and as set forth on Schedule 5.1(n), the Transferee is not in privity to, or otherwise has any knowledge of, any shareholders' agreement, partners' agreement, voting trust agreement or other restrictive agreement relating to the sale or voting of the OP Units or the Shares.

                        (o) Employee Benefit Plans. (i) Except as disclosed in
   Schedule 5.1(o)(i), since the date of the most recent audited financial statements included in the SEC Documents, there has not been any adoption or amendment by the Transferee of any or its Subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding, or oral or in writing) providing benefits to any current or former employee, officer or director of the Transferee, any of its Subsidiaries, or any person affiliated with the Transferee under Section 414(b), (c), (m) or
   (o) of the Code (collectively, "BENEFIT PLANS").

                          (ii) Except as described in Schedule 5.1(o)(ii) or as would not have a Material Adverse Effect on the Transferee, (A) all Benefit Plans, including any such plan that is an "employee benefit plan" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither the Transferee nor any of its Subsidiaries has any liability or obligation with respect to any such Benefit Plan, whether accrued, contingent or otherwise, or to the knowledge of the Transferee are any such liabilities or obligations expected to be incurred. Except as set forth in Schedule 5.1(o)(ii), the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any Benefit Plan, policy, arrangement, or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to the Transferee or its Subsidiaries are the agreement and policies specifically referred to in Schedule 5.1(o)(ii).

                        (p) Debt Instruments. (i) Neither the Transferee nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 5.1(p)(i) and except for violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

                            (ii) Except for any of the following expressly
   identified in the SEC Documents, Schedule 5.1(p)(ii) sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Transferee or any of its Subsidiaries in an aggregate principal amount in excess of $10,000,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on October 1, 1997. For purposes of this Agreement, "INDEBTEDNESS" shall mean, with respect to any person, without duplication, (A) all indebtedness of such person for borrowed money, whether secured or unsecured, (B) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (C) all capitalized lease obligations of such person, (D) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such person of any such indebtedness of any other person.

                        (q) Transactions with Affiliates. There are no arrangements, agreements, and contracts entered into by the Transferee or any of the Subsidiaries with (i) any person who is an officer, director or affiliate of the Transferee or any of the Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (ii) any person who acquired securities of the Transferee in a private placement. Such documents, copies of all of which have previously been delivered or made available to the TCR Group, are listed in Schedule 5.1(q).

                        (r) Form S-3. The Company meets all material requirements and conditions of the SEC for eligibility for registration of its Common Stock/Common Shares of Beneficial Interest as applicable on Form S-3.

   ARTICLE 6. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AVALON AND THE
              AVALON OP.

        Section 6.1 Representations and Warranties. In order to induce the TCR Group to enter into this Agreement and to perform their respective obligation hereunder, each of Avalon and the Avalon OP (except with respect to the Avalon OP, as of the date of the Formation) hereby jointly and severally warrant and represent, except as set forth in the SEC Documents, the following:

                        (a) Organization, Good Standing and Partnership Power of Avalon. Avalon is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Avalon, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof. The Board of Directors of Avalon has approved entering into this Agreement and the transactions contemplated hereby.

                        (b) Organization, Good Standing and Partnership Power of the Avalon OP. The Avalon OP is a Delaware limited partnership duly organized and validly existing under the laws of the State of Delaware, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Avalon OP, has all requisite partnership power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

                        (c) Capital Structure.

                            (i) As of the second business day immediately
   preceding the Effective Date: (A) the authorized capital stock of Avalon consisted of 80,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share (B) the issued and outstanding shares of capital stock of Avalon consisted of [38,471,981 shares of common stock, 4,455,000 shares of Series A preferred stock and 4,300,000 shares of Series B preferred stock, (C) 1,889,502 shares of common stock were reserved for issuance pursuant to Avalon's current equity incentive plan; and (D) all the outstanding shares of capital stock of Avalon have been duly and validly issued and are fully paid and non-assessable.

                            (ii) As of the second business day immediately
   preceding the Effective Date the Avalon OP has partnership interests outstanding of nominal value.

                            (iii) Except for the OP Units, as of the Effective
   Date, there are no shares of common stock or any other equity security of Avalon issuable upon conversion or exchange of any security of Avalon or the Avalon OP or any Subsidiary of either of them. No shareholder of Avalon is entitled to any preemptive or similar rights to subscribe for shares of capital stock of Avalon.

   ARTICLE 7. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AMLI AND THE
              AMLI OP.

        Section 7.1 Representations and Warranties. In order to induce the TCR Group to enter into this Agreement and to perform their respective obligations hereunder, each of AMLI and the AMLI OP hereby jointly and severally warrant and represent, except as set forth in the SEC
   Documents, the following:

                        (a) Organization, Good Standing and Corporate Power of AMLI. AMLI is a Maryland real estate investment trust, duly organized, validly existing and in good standing under the laws of the State of Maryland, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on AMLI, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof. The Board of Trustees of AMLI has approved entering into this Agreement and the transactions contemplated hereby.

                        (b) Organization, Good Standing and Partnership Power of AMLI OP. AMLI OP is a Delaware limited partnership duly organized and validly existing under the laws of the State of Delaware, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the AMLI OP, has all requisite partnership power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

                        (c) Capital Structure.

                            (i) As of the second business day immediately
   preceding the Effective Date: (A) the authorized capital stock of AMLI consisted of 150,000,000 shares of beneficial interest, par value $.01 per share, which may be designated as common or preferred shares of beneficial interest by AMLI's Board of Trustees; (B) the issued and outstanding shares of capital stock of AMLI consisted of 16,570,120 common shares of beneficial interest, 745,290 common shares of beneficial interest reserved for issuance upon the exercise of options granted pursuant to employee benefit plans of AMLI and its affiliates and 1,100,000 preferred shares of beneficial interest; and (C) all the outstanding shares of capital stock of AMLI have been duly and validly issued and are fully paid and non-assessable.

                            (ii) As of the second business day immediately
   preceding the Effective Date there were 3,005,213 outstanding OP Units and 54,892 OP Units reserved for issuance pursuant to employee benefit plans of AMLI and its affiliates.

                            (iii) Except for the outstanding OP Units and the
   outstanding preferred shares of beneficial interest of AMLI, as of the Effective Date, there are no shares of beneficial interest or any other equity security of AMLI issuable upon conversion or exchange of any security of AMLI or the AMLI OP or any Subsidiary of either of them. No shareholder of AMLI is entitled to any preemptive or similar rights to subscribe for shares of capital stock of AMLI.

   ARTICLE 8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF
              OWNERS

        Section 8.1 Representations and Warranties. In order to induce the Company and the Operating Partnership to enter into this Agreement and to perform their respective obligations hereunder, each Owner contributing Owner Interests to the Transferee hereunder severally warrants and represents as of the applicable Development Property
   Closing Date with respect to any transactions contemplated by Section
   1.2(b) or 1.2(c) the following:

                        (a) Title to Owner Interests. Such Owner owns beneficially and of record, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party (collectively, "ENCUMBRANCES"), and has full power and authority to convey free and clear of any Encumbrances, its Owner Interests and, upon delivery of an assignment by such Owner conveying all or any of its Owner Interests and payment for such Owner Interests as herein provided, the Transferees will acquire good and valid title thereto, free and clear of any Encumbrance. Each of such Owner Interests have been validly issued and Owner has funded (or will fund before the same is past due) all capital contributions and advances to the partnership in which such Owner Interest represents an interest that are required to be funded or advanced prior to the date hereof and the Initial Closing Date or Development Property Closing Date, as the case may be. There are no agreements, instruments or understandings with respect to any of such Owner's Interests except as set forth in the partnership agreement or limited liability company agreement (each a "PARTNERSHIP AGREEMENT") of the partnership or limited liability company (each such entity, a "PARTNERSHIP") in which an Owner Interest represents a limited partner or general partner interest in the case of a partnership or a member interest, in the case of a limited liability company, a true and complete copy of which has been provided to the Transferee. Such Owner has no equity interest, either direct or indirect, in any of the properties subject to its Partnership Agreement except for the Owner Interests owned by it that are the subject of this Agreement.

                        (b) Authority. Such Owner has full right, authority, power and capacity: (i) to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, (ii) to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof, and (iii) to transfer, sell and deliver any or all of such Owner Interests to the Transferees upon payment therefor in accordance with this Agreement. Assuming the due and valid authorization, execution and delivery of this Agreement by the Transferee, this Agreement and each agreement, document and instrument executed and delivered by or on behalf of such Owner pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Owner, each enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors rights and general principles of equity. The performance by the Owner of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not (i) conflict with, or result in a breach of, or default under, any provision of any of the Partnership Agreement or any agreement, instrument, decree, judgment, injunction, order, writ, law, rule or regulation, or any determination or award of any court or arbitrator, to which such Owner or the Partnership is a party or by which its or the Partnership's assets are or may be bound, except for any of the foregoing matters that, individually or in the aggregate, would not have a Material Adverse Effect on such Owner, or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority or any other person or entity, except where the failure to obtain any such consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority or other person or entity would not have a Material Adverse Effect on such Owner or on the Partnership.

                        (c) No Litigation. To the Owner's knowledge, except as set forth on Schedule 4.1(f), there are no actions, suits, claims, investigations, labor disputes, litigation or proceedings currently pending or threatened against or related to the Partnership or to the Owner or to all or any part of its Owner Interests before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                        (d) No Other Agreements to Sell. Such Owner represents that, other than the Partnership Agreement applicable to it, it has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to any other person or firm to sell, transfer or in any way encumber any of its Owner Interests or to not sell such Owner Interests, or to enter into any agreement with respect to a sale, transfer or encumbrance of, or put or call right with respect to such Owner Interests.

                        (e) Property Related Representations. Each Owner, with respect to the Property owned by the entity in which it is a member or partner, makes, for itself, the representations and warranties set forth in
   Section 4.1, substituting the term "Owner" or the entity in which the Owner has an Owner Interest, as applicable, for the term "Contributor".

                        (f) Organization, Good Standing and Power. The Partnership is duly organized and validly existing under the laws of the jurisdiction in which it was organized, is duly authorized to transact business under the laws of each state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

                        (g) No Default. Neither the Owner nor, to the Owner's knowledge, any other member or partner is in default under the terms of the Partnership Agreement.

                        (h) No Undisclosed Liabilities. The Partnership has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) (i) that could reasonably be expected to have a Material Adverse Effect, and (ii) except for operating expenses incurred in the ordinary course of business.

   ARTICLE 9. COVENANTS.

        Section 9.1 Conduct of the Business of the TCR Group. The TCR Group covenants and agrees that unless the Transferee has consented (such consent not to be unreasonably withheld, conditioned or delayed) in writing to any other act or omission, it shall perform or observe the following with respect to the Real Property:

                        (a) Between the Effective Date and the applicable Closing Date, each Contributor will operate and maintain its Real Property in the ordinary course of business and use reasonable efforts to reasonably preserve for the Transferee the relationships of such Contributor's Tenants, suppliers, managers, employees and others having on-going relationships with the Real Property. The Contributor will not defer taking any actions or spending any of its funds, or otherwise manage the Real Property differently, due to the transaction contemplated by this Agreement.

                        (b) Between the Effective Date and the applicable Closing Date, no Contributor will enter into any new Service Contract or renew, extend or modify any of the Service Contracts except in the ordinary course of its business and unless any such Service Contract so renewed, extended or modified grants to the Contributor and its successors and assigns a right to terminate on thirty (30) days' notice with no material cost to exercise such right.

        Within ten (10) business days after the date hereof, Transferee shall identify to the Contributor those Service Contracts (other than cable television and telephone contracts, which Transferee acknowledges will not be terminated) which Transferee desires to have terminated. To the extent any liability could arise from such termination, the Contributor shall commence negotiation of a termination settlement with the parties to the Service Contracts that Transferee identified as desiring to have terminated and report the results thereof to Transferee no later than seven (7) business days prior to the Initial Closing. Transferee shall, within three (3) business days of receipt of the report from the Contributor of the results of such negotiation, identify those Service Contracts to be terminated by the Contributor prior to the applicable Closing. Prior to the Initial Closing, the Contributor shall terminate all such contracts so identified by the Transferee. Any termination payment shall be shared equally between the TCR Group and Transferee as a closing proration.

                        (c) Between the Effective Date and the Initial Closing Date, each Contributor shall comply with all material terms, covenants and conditions of each Management Contract, although the termination of any Management Contract in the ordinary course of business shall not be a violation of this covenant.

                        (d) Between the Effective Date and the applicable Closing Date, no Contributor shall remove any Personal Property located in or on the Real Property, except as may be required for repair and replacement. All replacements shall be free and clear of liens and encumbrances except to the extent the original Personal Property was so encumbered and shall be of quality at least equal to the replaced items and shall be deemed included in Personal Property to be contributed pursuant to this Agreement, without cost or expense to the Operating Partnership, other than expressly provided herein.

                        (e) Between the Effective Date and the applicable Closing Date, the TCR Group shall, upon request of the Transferee at any time after the Effective Date, assist the Transferee in its preparation of audited statements of income and expense and such other documentation as the Transferee may reasonably request, covering the period of the TCR Group's ownership (and the ownership of any entity related to the TCR Group) of the Real Property, including the furnishing of any representation letter to the auditor which the auditor may reasonably request in connection with the normal course of auditing the Property.

                        (f) Between the Effective Date and the applicable Closing Date, each Contributor will make all required payments under any indebtedness secured by a lien on its Real Property (other than payments due at stated maturity) within any applicable grace period, including, without limitation, the Assumed Loans. Each Contributor shall also comply with all other material terms, covenants and conditions of any such indebtedness, including, without limitation, the Assumed Loans.

                        (g) Between the Effective Date and the applicable Closing Date, except for the Permitted Encumbrances and as permitted by
   Section 3.2, no

   Contributor shall cause or permit the Real Property, or any interest therein, to be alienated, mortgaged, licensed, encumbered or otherwise be transferred.

                        (h) Between the Effective Date and the applicable Closing Date, each Contributor will maintain and keep in full force and effect the hazard, liability and casualty insurance coverage it is currently maintaining with respect to its Property.

                        (i) Between the Effective Date and the applicable Closing Date, each Contributor shall promptly give the Transferee written notice of, and promptly deliver to the Transferee, a true and complete copy of any written notice such Contributor may receive, on or before such closing date, from any Governmental Authority, concerning a violation of any applicable Legal Requirement pertaining to its Real Property or of any written notice of default from the holder of any Assumed Loan.

                        (j) Prior to the applicable Development Property Closing, each Contributor which is the owner of a Development Property shall diligently prosecute all work in progress in connection with construction of such Development Property in a good and workmanlike manner and in accordance with all applicable Legal Requirements and all documents and instruments governing or relating to such construction.

                        (k) From and after the Effective Date, no Contributor shall enter discussions with, negotiate or contract with any other party for the sale of any of the Property or any Owner Interest therein.

                        (l) Between the Effective Date and the Initial Closing Date, the applicable Contributor shall endeavor to obtain the consent of the lenders holding the Assumed Loans and the owners of Property subject to the Management Contracts to the transactions contemplated hereby.

                        (m) Prior to the Initial Closing Date, the Contributor of the Vinings Ridge Property at its sole cost and expense shall buy-down the interest rate on the Assumed Loan to seven and one-half percent (7 1/2%) per annum.

                        (n) Between the Effective Date and the Initial Closing Date, the applicable Contributor shall perform all obligations required of it under the Acquisition Contracts, including without limitation, making required deposits necessary to maintain the Acquisition Contracts in full force and effect.

        Section 9.2 Conduct of the Business of the Transferee. The Operating Partnership and the Company covenant and agree that:

                        (a) Between the Effective Date and the Initial Closing Date, there shall be no Change in Control of the Company or the Operating Partnership; and

                        (b) Between the Effective Date and the final Closing Date, the Company shall continue to qualify as a REIT for federal income tax purposes.

        Section 9.3 OP Agreements. (a) On or prior to the Initial Closing Date, AMLI and AMLI OP shall cause the AMLI OP Agreement to be amended, modified or restated if necessary to contain those terms set forth on
   Exhibit 9.3 or shall otherwise agree in writing to those matters set forth in Exhibit 9.3.

                        (b) On or prior to the Initial Closing Date, Avalon and each Designee that receives OP Units in connection with the transactions contemplated by this Agreement shall enter into the Operating Company Agreement of the Avalon OP, which shall contain such terms and conditions as are satisfactory to Avalon and the TCR Group, including, without limitation, those terms set forth on Exhibit 9.3 and in the form of which shall be determined on or prior to five (5) business days from the Effective Date (the "AVALON OP AGREEMENT").

        Section 9.4 Good Faith Efforts. Each of the TCR Group, on the one hand, and the Company and the Operating Partnership, on the other hand, shall act in good faith and shall not take, and shall use commercially reasonable efforts to cause its respective subsidiaries, if any, to refrain from taking, any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions precedent to closing set forth in Article 13 not being satisfied.

        Section 9.5 Good Faith Cooperation. Subject to the terms and conditions herein provided, the parties to this Agreement shall (a) use their best efforts to cooperate with each other in (i) determining which filings are required to be made prior to the applicable closing date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the applicable closing date from, Governmental Authorities, third party secured and unsecured lenders and rating agencies in connection with the execution and delivery of this Agreement and the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use their best efforts to obtain in writing any consents required from third parties necessary to effectuate the transactions contemplated hereby; and (c) use their best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after any closing date pursuant hereto, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors and other duly authorized representatives of the parties shall take all such necessary action.

        Section 9.6 Public Announcements. The initial press release relating to this Agreement shall be separate simultaneous press releases approved by all parties, and thereafter until the Initial Closing occurs the parties shall, subject to their respective legal obligations (including requirements of stock exchanges and similar regulating bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filing with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

        Section 9.7 Government Filings. Each party shall use its best efforts to make, prior to the applicable closing date, all necessary filings with all Governmental Authorities required by it to carry out the transactions contemplated by this Agreement. All expenses (other than transfer taxes) related to such filing shall be borne by the party required to make such filings.

        Section 9.8 Listing of Shares. Each of AMLI and Avalon shall, within twenty (20) business days following the Effective Date, prepare and file with the New York Stock Exchange an additional listing application covering the Shares to be issued hereunder and upon exchange of the OP Units and shall use its best efforts to obtain, prior to the Initial Closing Date, approval of the listing of such Shares, subject to official notice of issuance, which approval is a condition precedent to the obligations of the TCR Group to consummate the transactions contemplated by this Agreement. The obligations of this Section 9.8 shall survive each closing provided for herein.

        Section 9.9 Registration of Shares. The Company shall cause to be filed with the SEC (a) within thirty (30) business days after the Initial Closing Date, a shelf registration statement and related prospectus that comply in all material respects with applicable SEC rules providing for registration under the 1933 Act of the offer and sale by the Contributors of the total number of Shares be issued hereunder (if any) and (b) within six (6) months after the Initial
   Closing Date, a shelf registration statement and related prospectus that comply in all material respects with applicable SEC rules providing for registration under the 1933 Act of the offer and sale by the Contributors of all Shares that the Contributors would own if they were to convert all OP Units issued to them hereunder. The Company shall use its reasonable best efforts to cause such registration statements to be declared effective by the SEC as soon as practicable and to keep such registration effective thereafter as and to the extent contemplated by the Registration Rights Agreement (defined below). The Company, the Operating Partnership and the Investors (as defined therein) shall enter into a registration rights agreement which shall provide, among other things, for a lock-up restricting any dispositions (to the extent contemplated by the Registration Rights Agreement) of (x) the Shares issued to the Investors at the Initial Closing, or the Development Property Closing, as applicable, for a period of ninety (90) days from the date of issuance and
   (y) the OP Units issued at the Initial Closing or the Development Property Closing, as applicable, for a period of 365 days from the date of issuance (the "REGISTRATION RIGHTS AGREEMENT"), substantially in the form of Exhibit 9.9, on or prior to the Initial Closing Date.

        Section 9.10 Investor Representations. Each of the Contributors shall use its best efforts to cause each Designee to deliver to the Transferee prior to or at the applicable closing a certificate in the form of Exhibit 9.10 (the "DESIGNEE CERTIFICATE") to the effect that such Designee (a) is acquiring the Shares and/or OP Units being acquired hereunder for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof that would be in violation of the 1933 Act, without prejudice, however, to such Designee's right at all times to sell or otherwise dispose of all or any part of such Shares and/or OP Units pursuant to an effective registration statement under the 1933 Act, or under an exemption from such registration available under the 1933 Act, and (b) is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer described above and is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the 1933 Act. In the event any Designee does not provide an Designee Certificate and is not an "accredited investor," such investor will not be eligible to receive Shares or OP Units or remain a member of an entity receiving Shares or OP Units.

        Section 9.11 Time of Closing. Each of the parties hereto shall use its best efforts to consummate the transactions contemplated hereby on or prior to the applicable Closing Date. Time is of the essence.

        Section 9.12 Guaranty.At the Initial Closing, Avalon shall execute and deliver to the TCR Group a guarantee (the "GUARANTY") in form and substance satisfactory to the TCR Group whereby Avalon guarantees the full and complete performance of the obligations of the general partner of the Avalon OP under this Agreement.

        Section 9.13    Pledge of OP Units.    Transferee shall cooperate with
   any Contributor or Designee to whom OP Units are issued pursuant to this Agreement in connection with the pledge of such OP Units to a financial institution. Such cooperation shall include delivery, within ten (10) days of request therefor, to such financial institution of (i) one or more certificates as to the organizational documents of the Operating Partnership or the Company, as the case may be, and as to any changes thereto since the date of delivery of the most recent certificate, (ii) good standing certificates of the Operating Partnership and the Company, (iii) an acknowledgment letter confirming the pledge of any applicable OP Units and the registration thereof in the records of the Operating Partnership, and (iv) opinions of counsel for the Partnership which are customary in similar transactions. The Contributors or Designees shall reimburse the Company or the Operating Partnership for all out of pocket costs and expenses incurred in connection with the foregoing. Each Designee receiving OP Units shall be a third party beneficiary of the provisions of this Section 9.13 which shall survive as to each Designee as long as such Designee holds OP Units.

   ARTICLE 10. CLOSING.

        Section 10.1 The Initial Closing. The consummation of the transactions contemplated hereunder relating to the transfer of the Other Property (the "INITIAL CLOSING") shall take place at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02110 on the forty-fifth day after the Effective Date or at such other place as the parties hereto shall mutually agree (the "INITIAL CLOSING DATE", which Initial Closing Date shall automatically be extended to permit the completion of the arbitration contemplated by Section 2.3 and
   Section 2.6 and the cure period contemplated by Section 3.3); provided that if the Initial Closing does not occur on or prior to the Initial Closing Date due to the failure of a closing condition to be satisfied, the TCR Group or the Transferee shall have the right, but not the obligation, which it may exercise only once, to extend the Initial Closing Date for a period not to exceed thirty (30) days by written notice to the other given at least three (3) business days prior to the Initial Closing Date. Recognizing that certain Owners (other than Owners affiliated with Trammell Crow Residential) have consented to the transactions contemplated herein only if the Initial Closing occurs on or prior to December 31, 1997, the extension of the Initial Closing Date for that Property only to any date after December 31, 1997 shall be subject to the consent of such Owners. The TCR Group agrees to use reasonable efforts to obtain such consents.

        Section 10.2 Deliveries at the Initial Closing by the TCR Group. At the Initial Closing, the TCR Group will deliver or cause to be delivered to the Operating Partnership the following with respect to all Other Property and the Owner Interests and, where appropriate, duly executed on behalf of all necessary parties thereto other than the Operating Partnership and the Company:

                        (a) With respect to all Other Property conveyed to the Operating Partnership by the TCR Group as contemplated in Section 1.1 hereof,

   (i) a special warranty deed, or the equivalent in the jurisdiction in which the Real Property is situated (collectively, the "DEEDS"), duly executed by the appropriate Contributor in proper form for recording so as to convey to the Operating Partnership good and marketable title to its Real Property, free and clear of all liens and encumbrances, except the Permitted Encumbrances and (ii) a bill of sale and assignment (collectively, the "BILLS OF SALE") duly executed by the appropriate Contributor conveying to the appropriate Transferee all of such Contributor's assignable right, title and interest in and to the Personal Property, the Leases, the Security Deposits, the Acquisition Contracts, the Management Contracts, the Intangible Property, the Trademarks, and the Books and Records pertaining to such Real Property, and whereby the Operating Partnership will assume and agree to perform all of the Contributor's duties and obligations under the foregoing assigned documents from and after the Initial Closing Date.

                        (b) With respect to any Owner Interest conveyed to the Operating Partnership by the TCR Group at the Initial Closing as contemplated in Section 1.2 hereof, an assignment and assumption agreement providing for the transfer of any Owner Interest to be transferred at the Initial Closing in form and substance acceptable to Transferee, including, without limitation, such indemnification provisions as reasonably required by the Transferee, duly executed by the Owner of the Owner Interest and duly acknowledged by any other partner or member of the applicable Contributor whose consent is required for the valid transfer of the Owner Interest.

                        (c) All original Leases and all other documents pertaining thereto or copies of same where the TCR Group, using its best efforts, is unable to deliver originals.

                        (d) All other original documents or instruments referred to herein, including, without limitation, the Service Contracts, Licenses and Permits, Acquisition Contracts, the Management Contracts and Books and Records, or copies of same where the TCR Group, using its best efforts, is unable to deliver originals; and keys to the Improvements.

                        (e) A letter to Tenants advising the Tenants of the transaction hereunder and directing that rent and other payments thereafter be sent to the Operating Partnership or its designee, as the Operating Partnership shall so direct.

                        (f) Any affidavits and such other documents or instruments reasonably required by the Title Company to consummate the transactions contemplated hereby, including those required to remove mechanics lien and parties in possession exceptions.

                        (g) Affidavits and other instruments, including but not limited to all organizational documents of the Contributors and their general partners or managers, as applicable, including partnership agreements, operating agreements, bylaws, articles of incorporation and certificates of good standing and/or existence reasonably requested by the Company or the Title Company evidencing the power and authority of such entities to enter into and perform this Agreement and any documents to be delivered hereunder.

                        (h) A list of all Security Deposits, prepaid rents, key deposits, pet deposits and other such deposits delivered by Tenants under the Leases.

                        (i) A certificate executed by a duly authorized representative of each Contributor stating that the representations and warranties made by such Contributor in this Agreement are true and correct in all material respects as of the Initial Closing Date, or if there have been any changes, a description thereof.

                        (j) A Rent Roll for each Real Property, current as of a date not more than ten (10) days prior to the Initial Closing Date, certified by a duly authorized representative of the appropriate Contributor as being true and correct in all material respects.

                        (k) All proper instruments as shall be reasonably required for the conveyance to the Transferee of all right, title and interest, if any, of any Contributor in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Real Property, (ii) for damage to the Land or the Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and
   (z) for any taking in condemnation or eminent domain of any part of the Land or the Improvements.

                        (l) In order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by a duly authorized representative of each Contributor to the effect that the Contributor is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

                        (m) All such transfer and other tax declarations and returns and information returns, duly executed and sworn to by each Contributor to the extent required by law in connection with the conveyance of the Property or Owner Interest to the Operating Partnership.

                        (n) Possession of the Property, subject only to the Leases and the Permitted Encumbrances.

                        (o) The Assumed Loan Documents.

                        (p) The Designees' Certificates of the Designees receiving Equity Securities at the Initial Closing.

                        (q) Evidence of all consents required under agreements to which any Contributor or Owner is a party to the transaction contemplated hereby.

                        (r) An estoppel letter from the holders of the Assumed Loans and from the Owner of any Owner Interest not being transferred confirming the respective agreements are in full force and effect without defaults or disputes.

                        (s) Consent to assignment of the Management Contracts being assumed.

                        (t) Evidence of termination of Service Contracts required to be terminated.

                        (u) Evidence of termination of all management contracts at the Real Property.

                        (v) Evidence of compliance with any applicable Bulk Sales Act, if any.

                        (w) The Registration Rights Agreement pursuant to
   Section 9.9.

                        (x) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

                        (y) The Management and Leasing Agreement pursuant to
   Section 2.3(d).

                        (z) The master lease pursuant to Section 2.3(b) with respect to each of the Town Greene and Danada Properties and pursuant to
   Section 2.3(e) with respect to the Oxford Hill Property.

        Section 10.3 Deliveries at the Initial Closing by the Transferee. At the Initial Closing, the Operating Partnership and the Company shall deliver or cause to be delivered to the TCR Group the following, with respect to all Other Property and the Owner Interests and, where appropriate, duly executed by all necessary parties thereto other than the TCR Group or the Company:

                        (a) The Cash Consideration payable at the Initial
   Closing.

                        (b) The certificates representing the OP Units to be issued at the Initial Closing properly issued to the appropriate party.

                        (c) The certificates representing Shares to be issued at the Initial Closing properly issued to the appropriate party.

                        (d) The Bills of Sale.

                        (e) The Assumed Loan Documents.

                        (g) A certificate executed by a duly authorized representative of the Operating Partnership and the Company stating that the representations and warranties made by the Operating Partnership and the Company in this Agreement are true and correct in all material respects as of the Initial Closing Date, or if there have been any changes, a description thereof.

                        (h) Affidavits and other instruments, including but not limited to all organizational documents of the Operating Partnership and the Company including limited partnership agreements, filed copies of limited partnership certificates, articles of organization, and certificates of good standing and existence, reasonably requested by the TCR Group evidencing the power and authority of the Operating Partnership and the Company to enter into and perform this Agreement and any documents to be delivered hereunder.

                        (i) An amendment to the AMLI OP Agreement pursuant to
   Section 9.3 or a separate agreement consistent with Section 9.3.

                        (j) The Registration Rights Agreement pursuant to
   Section 9.9.

                        (k) The Management and Leasing Agreement pursuant to
   Section 2.3(d).

                        (l) The master lease pursuant to Section 2.3(b) with respect to each of the Town Greene and Danada Properties and pursuant to
   Section 2.3(e) with respect to the Oxford Hill Property.

                        (m) Evidence satisfactory to the TCR Group of approval of the listing of the Shares to be issued hereunder and upon exchange of the Units by the New York Stock Exchange, subject to official notice of issuance.

                        (n) With respect to any Owner Interest conveyed to the Operating Partnership by the TCR Group at the Initial Closing as contemplated by Section 1.2 hereof, an assignment and assumption agreement providing for the transfer of any Owner Interest to be transferred at the Initial Closing in form and substance acceptable to the Owner of such Owner Interest, duly executed by the applicable Transferee, whereby such Transferee will assume and agree to perform all of such Owner's duties and obligations with respect to matters arising after the date of such Closing related to such Owner Interest and will indemnify such Owner for Transferee's failure to perform the duties and obligations so assumed.

                        (o) The Guaranty.

                        (p) The Avalon OP Agreement

                        (q) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

        Section 10.4 Deliveries at the Delayed Closing Property Closing and Each Development Property Closing by the TCR Group. At the Delayed
   Closing Property Closing and each Development Property Closing, the Contributor of the Delayed Closing Property or the relevant Development Property, as applicable, will deliver or cause to be delivered to the Operating Partnership the following with respect to such Property and, where appropriate, duly executed on behalf of all necessary parties thereto other than the Company and the Operating Partnership:

                        (a) (i) A Deed in a form reasonably satisfactory to the Company, duly executed by the Contributor in proper form for recording so as to convey to the Operating Partnership good and marketable title to the applicable Property, free and clear of all liens and encumbrances, except the Permitted Encumbrances, and (ii) a Bill of Sale in a form reasonably satisfactory to the Company duly executed by the Contributor conveying to the Operating Partnership all of such Contributor's right, title and interest in and to the Personal Property, the Leases, the Security Deposits, the Intangible Property, and the Books and Records pertaining to the applicable Property and whereby the Operating Partnership will assume and agree to perform all of such Contributor's duties and obligations under the foregoing assigned documents from and after the applicable Closing Date.

                        (b) All original Leases and all other documents pertaining thereto or copies of same where the Contributor, using its best efforts, is unable to deliver originals.

                        (c) All other original documents or instruments referred to herein, including, without limitation, the Service Contracts, the Permits and Licenses and the Books and Records, or copies of same if the Contributor, using its best efforts, is unable to deliver originals; and keys to the Improvements.

                        (d) A letter to Tenants advising the Tenants of the transaction hereunder and directing that rent and other payments thereafter be sent to the Operating Partnership or its designee, as the Operating Partnership shall so direct.

                        (e) Any affidavits and such other documents or instruments reasonably required by the Title Company to consummate the transactions contemplated hereby, including those required to remove mechanics lien and parties in possession exception.

                        (f) Affidavits and other instruments, including but not limited to all organizational documents of the Contributor and its general partners, including partnership agreements, operating agreements, bylaws, articles or incorporation and certificates of good standing and/or existence reasonably requested by the Company or the Title Company evidencing the power and authority of such entities to enter into and perform this Agreement and any documents delivered hereunder.

                        (g) A list of all Security Deposits, prepaid rents, key deposits, pet deposits and other such deposits delivered by Tenants under the Leases.

                        (h) A certificate executed by a duly authorized representative of the Contributor, stating that the representations and warranties made in Sections 4.1(a)-(l), 4.1(n) and 4.1(p) by such Contributor in this Agreement are true and correct in all material respects as of the applicable Closing Date, or if there have been any changes, a description thereof.

                        (i) A Rent Roll for the applicable Property, current as of a date not more than ten (10) days prior to the applicable Closing Date, certified by a duly authorized representative of the appropriate Contributor as being true and correct in all material respects.

                        (j) All proper instruments as shall be reasonably required for the conveyance to the Transferee of all right, title and interest, if any, of such Contributor in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the applicable Property,
   (ii) for damage to the Land or the Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (iii) for any taking in condemnation or eminent domain of any part of the Land or the Improvements.

                        (k) In order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by a duly authorized representative of such Contributor to the effect that it is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

                        (l) All such transfer and other tax declarations and returns and information returns, duly executed and sworn to by such Contributor to the extent required by law in connection with the conveyance of the applicable Property to the Operating Partnership.

                        (m) Possession of the applicable Property, subject only to the Leases and the Permitted Encumbrances.

                        (n) The Designees' Certificate of those Designees receiving Equity Securities at the applicable Closing.

                        (o) The Registration Rights Agreement executed by those persons receiving Equity Securities at such Closing.

                        (p) With respect to any Owner Interest conveyed to the Operating Partnership by the TCR Group at such Closing as contemplated by
   Section 1.2 hereof, an assignment and assumption agreement providing for the transfer of any Owner Interest to be transferred at any such Closing in form and substance acceptable to Transferee, including, without limitation, such indemnification provisions reasonably required by the Transferee, duly executed by the Owner of the Owner Interest and duly acknowledged by any other partner or member of the applicable Contributor whose consent is required for the valid transfer of the Owner Interest.

                        (q) Such other documents as may be reasonably required or appropriate to effectuate consummation of the transactions contemplated by this Agreement.

        Section 10.5 Deliveries at the Delayed Closing Property Closing and Each Development Property Closing by the Transferee. At the Delayed Closing Property Closing and each Development Property Closing, the
   Company and the Operating Partnership shall deliver or cause to be delivered to the Contributor contributing the Delayed Closing Property or the relevant Development Property, as applicable, the following with respect to the applicable Property and, where appropriate, duly executed by all necessary parties thereto other than such Contributor.

                        (a) The Cash Consideration payable at the applicable Closing.

                        (b) The certificates representing the Units to be issued at the applicable Closing properly issued to the appropriate party.

                        (c) The certificates representing Shares to be issued at the applicable Closing properly issued to the appropriate party.

                        (d) The Bill of Sale.

                        (e) A certificate executed by a duly authorized representative of the Company and the Operating Partnership stating that the representations and warranties made by the Company and the Operating Partnership in this Agreement are true and correct in all material respects as of the applicable Closing Date, or if there have been any changes, a description thereof.

                        (f) Affidavits and other instruments, including but not limited to all organization documents of the Operating Partnership and the Company including limited partnership agreements, filed copies of limited partnership certificates, articles of organization, and certificates of good standing and existence, reasonably requested by the Contributor evidencing the power and authority of the Company and the Operating Partnership to enter into and perform this Agreement and any documents to be delivered hereunder.

                        (g) The Registration Rights Agreement to be executed by those persons receiving Equity Securities at such Closing.

                        (h) An instrument providing for the admission as limited partners those persons receiving OP Units at such Closing.

                        (i) An amendment to the AMLI OP Agreement or separate agreement with respect to the matters set forth in Exhibit 9.3.

                        (j) The Avalon OP agreement admitting as limited partners those person receiving OP Units of Avalon at such Closing.

                        (k) With respect to any Owner Interest conveyed to the Operating Partnership by the TCR Group at such Closing as contemplated by
   Section 1.2 hereof, an assignment and assumption agreement providing for the transfer of any Owner Interest to be transferred at such Closing in form and substance acceptable to the Owner of such Owner Interest, duly executed by the applicable Transferee, whereby such Transferee will assume and agree to perform all of such Owner's duties and obligations with respect to matters arising after the date of such Closing to such Owner Interest and will indemnify such Owner for Transferee's failure to perform the duties and obligations so assumed.

                        (k) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement, in forms reasonably satisfactory to such Contributor.

        Section 10.6 Fees and Expenses. Recordation and transfer charges (including transfer taxes), title insurance premiums, title examination fees and survey costs shall be allocated on a Real Property by Real Property basis as set forth on Schedule 10.6 hereto. Transfer taxes and title insurance premiums shall be based upon full value of the respective Property, including "going concern" value, unless otherwise elected by Transferee. All other costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, including all fees and expenses of agents, representatives, counsel and accountants. The provisions of this Section 10.6 shall survive the applicable Closing.

        Section 10.7    No Warranties.

                        (a) THE OPERATING PARTNERSHIP AND THE COMPANY ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OPERATING PARTNERSHIP IS ACQUIRING THE PROPERTY IN ITS "AS IS" CONDITION "SUBJECT TO ALL FAULTS" AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF THE TCR GROUP. THE OPERATING PARTNERSHIP AND THE COMPANY ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER THE OPERATING PARTNERSHIP NOR THE COMPANY HAS RELIED AND IS NOT RELYING ON ANY INFORMATION, DOCUMENT, REPORT, SALES BROCHURE OR OTHER LITERATURE, MAPS OR SKETCHES, FINANCIAL INFORMATION, PROJECTIONS, PROFORMAS OR STATEMENTS, THAT MAY HAVE BEEN GIVEN BY OR MADE BY OR ON BEHALF OF THE TCR GROUP. THE OPERATING PARTNERSHIP AND THE COMPANY FURTHER ACKNOWLEDGE THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ALL MATERIALS RELATING TO THE PROPERTY WHICH HAVE BEEN PROVIDED BY THE TCR GROUP HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED, AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND NEITHER THE OPERATING PARTNERSHIP NOR


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

   THE COMPANY SHALL HAVE ANY RECOURSE AGAINST THE TCR GROUP OR ITS COUNSEL, ADVISORS, AGENTS, OFFICERS, DIRECTORS OR EMPLOYEES FOR ANY INFORMATION IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM. THE OPERATING PARTNERSHIP AND THE COMPANY EACH REPRESENT THAT THEY ARE SOPHISTICATED AND EXPERIENCED IN ALL MATTERS RELATING TO THE PROPERTY AND EXCEPT AS EXPRESSLY SET FORTH HEREIN ARE RELYING SOLELY ON SUCH EXPERIENCE AND SOPHISTICATION IN MAKING ALL DECISIONS WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN.

                        (b) THE OPERATING PARTNERSHIP AND THE COMPANY HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE TCR GROUP HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, PROMISE, COVENANT, AGREEMENT OR GUARANTEE OF ANY NATURE, EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO OR REGARDING: (i) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION, WHETHER LATENT OR PATENT, OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES OR THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEMS, FACILITIES OR APPLIANCES AT OR IN CONNECTION WITH THE REAL PROPERTY, IF ANY;
   (ii) THE EXISTENCE, QUALITY, NATURE, ADEQUACY, PHYSICAL CONDITION, OR LOCATION OF ANY UTILITIES SERVING THE REAL PROPERTY; (iii) THE DEVELOPMENT POTENTIAL OF THE REAL PROPERTY, ITS HABITABILITY, MERCHANTABILITY OR FITNESS, SUITABILITY OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE; (iv) THE ZONING OR OTHER LEGAL STATUS OF THE REAL PROPERTY OR THE POTENTIAL USE OF THE PROPERTY; (v) THE REAL PROPERTY'S OR ITS OPERATIONS' COMPLIANCE WITH ANY APPLICABLE LEGAL REQUIREMENTS; (vi) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY WAY TO THE REAL PROPERTY; (vii) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN, ON OR UNDER THE REAL PROPERTY OF ANY HAZARDOUS MATERIALS; OR (viii) THE CONDITION OF TITLE TO THE REAL PROPERTY OR THE NATURE, STATUS AND EXTENT OF ANY RIGHT, ENCUMBRANCE, LICENSE, RESERVATION, COVENANT, CONDITION, RESTRICTION OR ANY OTHER MATTER AFFECTING TITLE TO THE REAL PROPERTY.

                        (c) The Operating Partnership and the Company acknowledge that, to the extent they have deemed necessary or appropriate, they have conducted appropriate environmental and soil tests and physical inspections with respect to the Real Property and have relied upon such tests in electing whether or not to enter into and perform this Agreement. The Operating Partnership and the Company further acknowledge that the Real Properties have been available for that purpose. Should the transaction contemplated by this Agreement fail to close for any reason, whether by reason of the Transferee's default or otherwise, the Transferee will (i) indemnify, defend and hold harmless the TCR Group from and against all claims, damages, losses, costs, liabilities and expenses (including attorneys' fees and expenses) asserted against or incurred by the TCR Group and (ii) repair any damage to the Property caused by, resulting from or arising out of any studies, tests, inspections, surveys or other due diligence investigation conducted by the Transferee but the indemnity shall not apply to matters discovered during such investigation. At the TCR Group's option, the Transferee will reimburse the TCR Group for all reasonable expenses incurred by the TCR Group in repairing such damages if the Transferee does not promptly repair such damages after written notice of such damages has been delivered by the TCR Group to the Transferee.

   ARTICLE 11.  INDEMNIFICATION.

        Section 11.1 Indemnification by TCRC. (a) Subject to the provisions of this Article 11, the TCR Group shall cause Trammell Crow Residential Company, a Texas corporation ("TCRC"), to indemnify and hold harmless the Transferee against and from any and all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including, without limitation, reasonable attorneys' and accountants' fees and expenses ("LOSSES"), sustained or incurred by Transferee as a result of or arising out of any inaccuracy in a representation or warranty made by the TCR Group under this Agreement or any failure to satisfy the TCR Group's obligations under Section 2.3(c), Article 12 or Article 19.

        In the event that any constituent member of the entity holding the Owner Interest in any Contributor makes a claim for Losses arising out of the consummation of the transactions contemplated hereby, TCRC hereby agrees to indemnify, defend and hold Transferee harmless from any Losses incurred by Transferee in connection with such claim. This indemnification shall be unlimited as to amount and shall survive for a period of eighteen (18) months after each respective Closing, and such further period necessary to resolve any claim made within the eighteen
   (18) month period.

                        (b) Notwithstanding anything herein to the contrary, any Loss pursuant to this Section 11.1 arising out of an inaccuracy of the

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

   representation and warranty made by the TCR Group shall first be satisfied if applicable by recourse to any applicable title insurance before Transferee shall be entitled to recovery from TCRC.

        Section 11.2 Indemnification by Transferee. Subject to the provisions of this Article 11 and Section 1.4, the Transferee indemnifies and holds harmless the TCR Group against and from any and all Losses sustained or incurred by the TCR Group as a result of or arising out of any inaccuracy in a representation or warranty made by the Transferee under this Agreement.

        Section 11.3 Limitations on Indemnification Obligations. (a) A person entitled to indemnification hereunder ("INDEMNITEE") shall not be entitled to indemnification unless an Indemnification Notice (as hereinafter defined) has been delivered by Indemnitee to the party that may be obligated to pay such indemnification ("INDEMNITOR") prior to the termination of the survival of the indemnification relating to such Indemnification Notice pursuant to Section 22.1. The indemnification obligations of an Indemnitor shall survive with respect to claims for any Losses relating to an inaccuracy in a representation or warranty made with respect to (x) any Other Property, for the nine (9) month period following the Initial Closing Date, (y) the Delayed Closing Property , for the nine (9) month period following the Delayed Closing Property Closing Date, and (z) a Development Property, for the nine (9) month period following the applicable Development Property Closing Date (and, in each case, such additional period as is necessary to resolve a claim made within such period). Notwithstanding the foregoing, the Indemnity with respect to Section 2.3(c), Article 12 and Article 19 shall be for the time periods specified therein.

        The total liability of an Indemnitor with respect to the indemnification obligations set forth above shall not exceed $3,000,000 with respect to claims pertaining to the Other Properties and the Delayed Closing Property and $2,000,000 with respect to claims pertaining to the Development Properties, but in no event shall the aggregate of all such claims exceed $3,000,000. In the case of any Losses by the TCR Group, such obligation shall be several as between the AMLI Parties and the Avalon Parties as provided in Section 1.4.

                        (b) If a claim for indemnification is asserted by Indemnitee against Indemnitor, Indemnitor shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding ("CLAIM") asserted against Indemnitee which resulted in the Claim, and if such right is exercised, the parties shall cooperate in the defense of such Claim.

        Section 11.4 TCRC Security. (a) The operating statements of TCRC representing the income and expense statements of TCRC, and the balance sheet of TCRC, as of and for the year ending December 31, 1996 and for the period of

   January 1, 1997 through June 30, 1997, fairly represent the operating results and cash flows, assets and liabilities of TCRC for such respective periods. Since the date of such balance sheet, there have been no material liabilities or obligations incurred.

                        (b) TCRC hereby covenants that, at any time from and after the Effective Date and during the period of the survival of any representations, warranties, covenants or indemnities of the TCRC Group hereunder and such additional period as is necessary to resolve a Claim made within such period, TCRC will not permit its (i) net book value (total assets less total liabilities) to be less than $1,200,000 and (ii) cash or cash equivalents to be less than $1,000,000.

        Section 11.5 Indemnification Procedures. In the event the Indemnitee asserts within the time period set forth in Section 11.3(a) hereof that the Indemnitor has an indemnification obligation to Indemnitee hereunder, Indemnitee shall deliver written notice ("INDEMNIFICATION NOTICE") describing in reasonable detail the circumstances giving rise to such obligation and the amount thereof.
   If, within 30 days after its receipt of an Indemnification Notice, the Indemnitor delivers written notice to the Indemnitee indicating that the Indemnitor disputes the circumstances giving rise to or the amount of such claimed indemnification obligation, the Indemnitee may submit such matter for binding arbitration. If, after receiving timely notice of a dispute hereunder from the Indemnitor, the Indemnitee fails to so submit the matter for arbitration within 20 days after receipt of such notice, then the Indemnitor shall be relieved of the claimed indemnification obligation described in the Indemnification Notice.

   ARTICLE 12. ADJUSTMENTS.

        Section 12.1 Adjustments at the Initial Closing Date. The following items shall be apportioned as of midnight on the date preceding the Initial Closing Date with respect to all Other Properties and shall be made in cash at the Closing, with the Contributors making a cash payment to the Transferee of the net amount due the Transferee or vice versa, which payments shall have no effect on the calculation of Net Value:

                        (a) Rents payable by Tenants as and when collected. All moneys received from such Tenants from and after the Initial Closing shall belong to the Operating Partnership and shall be applied by the Operating Partnership to current rents and other charges under the Leases. After application of such moneys to current rents and charges, the Operating Partnership shall remit to the TCR Group any excess amounts paid by a Tenant to the extent that such Tenant was in arrears in the payment of rent prior to the Initial Closing. After the Initial Closing, the TCR Group shall be entitled to initiate and prosecute proceedings to collect rents delinquent as of the Initial Closing Date but such right shall not include the right to evict or dispossess any Tenant.

                        (b) At the Initial Closing, the TCR Group shall pay to or credit the Operating Partnership an amount equal to all Security Deposits and any prepaid rents relating to all Real Properties other than the Development Properties.

                        (c) At the Initial Closing, the Operating Partnership shall (i) pay to the TCR Group all costs incurred by the TCR Group in connection with Acquisition Contracts to the extent provided in Section 2.9 and (ii) refund and replace all letters of credit, bond deposits and other amounts related to the Real Properties and identified in Schedule 12.1(c), which schedule shall be updated prior to the Initial Closing Date.

                        (d) Utility charges payable by the TCR Group relating to all Real Properties other than the Development Properties, including, without limitation, electricity, water and sewer bills. If there are meters on such Real Property, the TCR Group will cause readings of all said meters to be performed not more than ten (10) days prior to the Initial Closing Date. To the extent said meters are not read prior to the Initial Closing, the Operating Partnership will cause same to be read promptly thereafter and a pro-rata adjustment shall be made upon said reading.

                        (e) Amounts payable under the Service Contracts being assumed and the Office Leases.

                        (f) Real estate taxes accrued during the fiscal tax period in which the Initial Closing occurs relating to all Real Properties other than the Development Properties. Thus if taxes accrued for 1997 and not payable until 1998, the adjustment shall nevertheless be with respect to those accrued in 1997, except with respect to the Devonshire and Woodbury Properties where the adjustment shall be based upon taxes actually payable in the calendar year of the Initial Closing. If the real estate taxes for the fiscal period are not known at the time of Closing, the proration shall be at one hundred four percent (104%) of the taxes for the most recent tax year and there shall be no further proration. Notwithstanding the foregoing, with respect to any Real Property for which the most recent assessment was based upon a condition of the Real Property substantially different than the condition on the assessment date for the fiscal period in which the Initial Closing occurs (for example a land assessment or a partially completed assessment in one year and on the assessment date the Real Property is substantially more improved or occupied) there shall be a readjustment when the actual taxes for such property for such period are known.

                        (g) Amounts payable by owners of properties which are the subject of Management Contracts.

                        (h) At the Initial Closing, the TCR Group shall credit to the Transferee receiving the River Glen property an amount equal to $45,000.

        Section 12.2 Adjustments at the Delayed Closing Property Closing Date and Each Development Property Closing Date. The following items shall be apportioned as of midnight on the date preceding the Delayed Closing Property Closing Date and each Development Property Closing Date with respect to the applicable Property, other than the Spring Mill Property (to which this Section 12.2 shall not apply), and shall be made in cash at such Closing, with the Contributor contributing such Property making a cash payment to the Transferee of the net amount due the Transferee or vice versa (which payments shall have no effect on the calculation of Net Value):

                        (a) Rents payable by Tenants relating to such Property as and when collected. All moneys received by such Tenants from and after such Closing Date shall be applied by the Operating Partnership to current rents and charges, the Operating Partnership shall remit to such Contributor any excess amounts paid by a Tenant to the extent that such Tenant was in arrears in the payment of rent prior to such Closing. After such Closing, such Contributors shall be entitled to initiate and prosecute proceedings to collect its rents delinquent as of such Closing Date but such right shall not include the right to evict or dispossess any Tenant.

                        (b) At such Closing, such Contributor shall pay to or credit the Operating Partnership an amount equal to all Security Deposits and any prepaid rents relating to such Property.

                        (c) Utility charges payable by such Contributor, including, without limitation, electricity, water and sewer bills. If there are meters on such Property, such Contributor will cause readings of all said meters to be performed not more than ten (10) business days prior to such Closing Date. To the extent said meters are not read prior to a Closing, the Operating Partnership will cause same to be read promptly thereafter and a pro-rata adjustment shall be made upon said reading.

                        (d) Real estate taxes accrued during the fiscal tax period in which such Closing occurs .

                        (e) Amounts payable under Service Contracts being assumed relating to such Property.

        Section 12.3 Adjustment for Assessments. If, on any Closing Date, the Real Property that is subject to such Closing or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in installments, all the unpaid installments of any such assessment shall be paid and discharged by the TCR Group on the applicable Closing Date, provided, however, that with respect to assessments at Devonshire Gates (approximately $275,000) and the Real Properties in the State of Kansas, (approximately $75,000.00) the same shall not be paid at Initial Closing, but the Contributor shall credit Transferee an amount equal to one-half the outstanding balance of such assessment.

        Section 12.4 Other Adjustments. Except as otherwise provided in this Agreement, all other adjustments and prorations shall be made in accordance with the customs in respect to title closings in the state in which the Property is located.

        Section 12.5 Errors in Calculations. Any errors in calculations or adjustments shall be corrected or adjusted within ninety (90) days after the applicable Closing Date.

        Section 12.6 Survival. The provisions of this Article 12 except with respect to readjustment of real estate taxes shall survive the applicable Closing Date for ninety (90) days. The provisions of this
   Article 12 with respect to readjustment of real estate taxes shall survive the applicable Closing Date for three (3) months after the issuance of the applicable tax bill.

   ARTICLE 13. CONDITIONS PRECEDENT TO CLOSING.

        Section 13.1 Conditions to Obligations of the TCR Group Relating to the Initial Closing. The obligations of the TCR Group to convey the Other Property and to perform the other covenants and obligations to be performed by the TCR Group on the Initial Closing Date shall be subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by the TCR Group):

                        (a) The representations and warranties made by the Operating Partnership and the Company herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Initial Closing Date; provided, however, that a failure of any representations or warranties to be true and correct in all material respects shall not give rise to a claim or right of termination by the TCR Group hereunder so long as such matters do not have a Material Adverse Effect on the consummation of the Initial Closing.

                        (b) The Operating Partnership and the Company shall have executed and delivered to the TCR Group all of the items and documents provided herein for which delivery is requested on or before the Initial Closing Date.

                        (c) The Operating Partnership and the Company shall have performed all covenants and obligations undertaken by the Operating Partnership and the Company herein in all material respects and materially complied with all conditions required by this Agreement to be performed or complied with by them on or before the Initial Closing Date.

                        (d) The Company shall have been taxed as a real estate investment trust in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be so taxed. The Company shall not have taken any action or have failed to take any action which could be expected to, alone or in conjunction with any other factors, result in the loss of its status as a real estate investment trust for federal income tax purposes.

                        (e) The Operating Partnership shall be a partnership for federal and all state and local income tax purposes.

                        (f) The Shares to be issued hereunder and upon exchange of the OP Units shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                        (g) Transferee shall not have terminated this Agreement pursuant to Section 2.6 as a result of there being more than three (3) Withdrawn Properties.

                        (h) The TCR Group and the Transferee shall have agreed upon a marketing agreement consistent with the terms attached hereto as
   Exhibit 13.1(h).

                        (i) The Transferee shall have notified the TCR Group of the Transferee's approval of the environmental report of Dames & Moore relating to the Development Properties.

        Section 13.2 Conditions to Obligations of the Transferee Relating to the Initial Closing. (a) The obligations of the Operating Partnership to accept title to the Other Property and the Operating Partnership's and the Company's obligation to perform the other covenants and obligations to be performed by the Operating Partnership and the Company on the Initial Closing Date shall be subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by the Operating Partnership or the Company):

                        (i) The representations and warranties made by the TCR Group herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Initial Closing Date; provided, however, that a failure of a representation or warranty to be true and correct in all material respects shall not give rise to a claim or right of termination by the Transferee hereunder so long as such matters do not have a Material Adverse Effect on the consummation of the Initial Closing.

                        (ii) The TCR Group shall have performed all covenants and obligations undertaken by the TCR Group herein in all material respects and materially complied with all conditions required by this Agreement to be performed or complied with by it on or before the Initial Closing Date.

                        (iii) The TCR Group shall have executed and delivered to the Operating Partnership and the Company all of the items and documents provided herein for which delivery is required on or before the Initial Closing Date.

                        (iv) The TCR Group shall not have terminated this Agreement pursuant to Section 2.6 as a result of there being more than three
   (3) Withdrawn Properties.

                        (v) All consents required under agreements to which any Contributor or Owner is a party to the transaction contemplated hereby have been obtained.

                        (vi) Except as set forth on Schedule 13.2(a)(vi), the Other Property shall be free of material defects (which shall not include needed exterior painting and ordinary wear and tear), structural deficiencies or violations of applicable codes which exceed $1,000,000 in the aggregate, comprised of individual items which in each case costs more than $15,000 to remedy.

                        (vii) The Transferee and the TCR Group shall have agreed upon a marketing agreement consistent with the terms attached hereto as Exhibit 13.1(h).

                        (viii) The TCR Group shall have completed necessary repairs to the retaining wall at the Vinings Ridge Property in a good and workmanlike manner.

                        (ix) TCR Group shall have furnished to Transferee an amendment to the TCI Cable Service contract on the Vinings Ridge Property reflecting revenue sharing on the same terms as the TCI cable Service Contract on the Vinings Trace Property.

                        (b) The Transferee previously advised the TCR Group that the Transferee has conducted initial due diligence with respect to the Property by members of its organization, including a review of financial information and physical information made available by the TCR Group and visits to the Property. Commencing on the Effective Date and extending for a period of forty (40) days thereafter, the Transferee may engage third parties to confirm or determine certain matters with respect to the Property. Accordingly, it shall be a condition of Transferee's obligations hereunder that reports regarding environmental and hazardous materials, oil, asbestos and like matters are reasonably satisfactory to Transferee in scope and content from the reports of engineers engaged by Transferee; provided, however, that the Transferee shall not be relieved of its obligations under this Section 13.2(b) as a result of any matter set forth in Schedule 13.2(b).

                        (c) In the event any of the foregoing conditions set forth in Section 13.2(a) or 13.2(b) are not satisfied with respect to any Real Property other than a Development Property, and subject to Section 2.6, the applicable Real Property shall be deemed a Withdrawn Property for purposes of Section 2.6. Notice of such designation shall be given on or before the expiration of the fortieth (40th) day after the Effective Date. Failure to so notify the TCR Group by such time shall be deemed a waiver of the foregoing conditions.

        Section 13.3 Conditions to Obligations of the TCR Group Relating to the Delayed Closing Property Closing and Each Development Property
   Closing.  The obligations of the Contributors to convey the Delayed
   Closing Property Closing or its Development Property, as applicable, and to perform the other covenants and obligations to be performed by such Contributors on the respective Closing Date shall be subject to satisfaction of the following conditions (all of any of which may be waived, in whole or in part, by the respective Contributor):

                        (a) The representations and warranties made by the Company and the Operating Partnership herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the applicable Closing Date; provided, however, that a failure of any representations or warranties to be true and correct in all material respects shall not give rise to a claim or right of termination by such Contributor hereunder so long as such matters do not have Material Adverse Effect on the consummation of the applicable Closing.

                        (b) The Company and the Operating Partnership shall have executed and delivered to such Contributor all of the items and documents provided herein for which delivery is required on or before such Closing Date.

                        (c) The Operating Partnership and the Company shall have performed all covenants and obligations undertaken by the Company and the Operating Partnership herein in all material respects and materially complied with all conditions required by this Agreement to be performed or complied with by them on or before such Closing Date.

                        (d) The Company shall have been treated as a real estate investment trust for tax purposes in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be so taxed. The Company shall not have taken any action or failed to take any action which could be expected to, alone or in conjunction with any other factors, result in the loss of its status as a real estate investment trust for federal income tax purposes.

                        (e) The Operating Partnership shall be a partnership for federal and all state and local income tax purposes.

        Section 13.4 Conditions to Obligations of the Transferee Relating to the Delayed Closing Property Closing and Each Development Property Closing. The obligations of the Operating Partnership to accept title to the Delayed Closing Property and each Development Property, as applicable, and the Company's obligation to perform the other covenants and obligations to be performed by the Company and the Operating Partnership on the respective Closing Date shall be subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by the Company or the Operating Partnership):

                (a)     The representations and warranties made in Sections 4.1
   (a)-(1), 4.1(n) and 4.1(p) by the Contributor contributing such Property shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the applicable Closing Date; provided, however, that a failure of such representation or warranty to be true and correct in all material respects shall not give rise to a claim or right of termination by the Company or the Operating Partnership hereunder so long as such matters do not have a Material Adverse Effect on the consummation of the applicable Closing.

                (b) Such Contributor shall have performed all covenants and obligations undertaken by it herein in all material respects and materially complied with all conditions required by this Agreement to be performed or complied with by it on or before such Closing Date.

                (c) Such Contributor shall have executed and delivered to the Company and the Operating Partnership all of the items and documents provided herein for which delivery is required on or before such Closing Date.

                (d) All necessary consents related to such Closing shall have been obtained.

                (e) As a condition to the conveyance identified in Section 1.2(c), Transferee shall have received from TCRC or another credit worthy party satisfactory to Transferee an indemnity satisfactory to Transferee respecting liabilities pertaining to the Owner Interest to be transferred pursuant to Section 1.2(c) and the acts and omissions of the Owner transferring such interest relating to the period prior to the applicable Development Property Closing Date. Such indemnity shall survive the applicable Development Property Closing Date for the eighteen (18) month period specified in the Partnership Agreement pertaining to such Owner Interest.

   ARTICLE 14. ASSIGNMENT.

        No party may assign this Agreement or any interest therein to any other person without the prior written consent of the other parties
   hereto.   Notwithstanding the foregoing, with respect to any Property or
   Owner Interest to be conveyed hereunder, the Transferee of such Property or Owner Interest may designate a partnership or limited liability company having the Transferee as a partner or member as the party to whom such conveyance will be made, which designation shall in no way affect the consideration to be received by any Contributor.

   ARTICLE 15. NO BROKERS.

        The TCR Group and the Transferee covenant and agree one with the other that no real estate commissions, finders' fees or brokers' fees have been or will be incurred in connection with this Agreement or the transaction contemplated hereby. The TCR Group and the Transferee shall indemnify, defend and hold each other harmless from and against any claims, liabilities, obligations or damages for commissions, finders' or brokers' fees resulting from or arising out of the Transferee's acquisition of the Property hereunder asserted against either party by any broker or other person claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party's acts or omissions. The provisions of this Article 15 shall survive the Closings provided for herein or other termination of this Agreement.

   ARTICLE 16. CASUALTY LOSS.

        Section 16.1 Maintenance of Insurance Coverage. The TCR Group shall continue to maintain, in all material respects, the fire and extended coverage insurance coverage with respect to the Property (the "INSURANCE COVERAGE") which are currently in effect, through the closing date relating to such Property.

        Section 16.2 Casualties. If at any time prior to the Closing Date for a Property all or any portion of such Property (each, a "DAMAGED PROPERTY") is destroyed or damaged as a result of fire or any other casualty (a "CASUALTY"), the TCR Group shall promptly give written notice ("CASUALTY NOTICE") thereof to the Transferee. If the estimated cost to repair or restore the Damaged Property following such Casualty equals or exceeds One Million Dollars and no/100 Dollars
   ($1,000,000.00), such Casualty is herein called a "MAJOR CASUALTY." In the event of a Major Casualty, the Transferee shall have the right to terminate this Agreement as to the Damaged Property only by written notice to the TCR Group within fifteen (15) days after receipt of the Casualty Notice. In that event, with respect to all Real Properties other than the Development Properties, such Damaged Property shall be treated as a Withdrawn Property under Section 2.6, and this Agreement shall continue in full force and effect as to all other Property.

        Section 16.3 Interim Repairs. If a Property is the subject of a Major Casualty but the Transferee does not terminate this Agreement as to such Damaged Property pursuant to the provisions of this Article 16, then the appropriate Contributor shall prior to the applicable Closing Date cause all temporary repairs to be made to the Damaged Property as shall be required to prevent further deterioration and damage to the Damaged Property and to protect public health and safety, provided that the cost of any such repairs shall not exceed the amount of proceeds made available to such Contributor. Such Contributor shall have the right to be reimbursed from the proceeds of any insurance with respect to the Damaged Property for the cost of such temporary repairs.

        Section 16.4 Casualties Other than Major Casualties. If a Property is the subject of a Casualty which is not a Major Casualty, this Agreement shall continue in full force and effect, and (a) subject to the rights of any holders of existing debt, the proceeds of any applicable Insurance Coverage, together with a credit equal to the deductible under such Insurance Coverage, shall be paid to the Operating Partnership at the applicable Closing, and (b) all unpaid claims and rights in connection with the Casualty shall be assigned to the Operating Partnership at the applicable closing without in any manner affecting the consideration payable to the TCR Group hereunder.

   ARTICLE 17. CONDEMNATION.

        In the event of a Material Taking of any Property (the "CONDEMNED PROPERTY"), the Transferee shall have the right, at its sole option, to either (a) terminate this Agreement as to the Condemned Property only by giving the TCR Group written notice to such effect within fifteen (15) days after its receipt of written notification of any such occurrence or
   (b) accept title to the Condemned Property without reduction of any consideration to be given to the TCR Group hereunder. Should the Transferee so terminate this Agreement as to Condemned Property in accordance with this Article 17, with respect to all Real Properties other than the Development Properties, such Condemned Property shall be treated as a Withdrawn Property under Section 2.6, and this Agreement shall continue in full force and effect as to all other Property. In the event that the Transferee either is not entitled to or elects not to terminate this Agreement under this Article 17, or in the event of a taking which is not a Material Taking, the TCR Group shall, subject to the rights of the holder of any existing mortgage, assign all proceeds of such taking to the Operating Partnership, and same shall be the Operating Partnership's sole property, and the Operating Partnership shall have the sole right to settle any claim in connection with the Condemned Property. The term "MATERIAL TAKING" as to a Condemned Property or any portion thereof shall be defined to mean the institution of any proceedings, judicial, administrative or otherwise which (a) causes access to the Real Property to be taken or materially diminished (i.e., following such taking the Real Property no longer has access to a publicly dedicated street or traffic flow from and to the Real Property is materially impaired), (b) results in parking no longer being in compliance with applicable zoning laws; or (c) results in a taking of any portion of any buildings constituting the Improvements.

   ARTICLE 18. TERMINATION.

        Section 18.1 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the transaction contemplated hereby pursuant to this Article 18, all rights and obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Article 18.

        Section 18.2 Termination by the TCR Group. (a) In the event that the Initial Closing does not occur on or prior to the Initial Closing
   Date (as the same may be extended pursuant to Section 10.1) for any reason other than a TCR Default or failure of any condition to the Transferee's obligations hereunder, subject to this Section 18.2, the TCR Group may terminate this Agreement by written notice to the Transferee ("TCR TERMINATION NOTICE"). In such event, in addition to and cumulative of the TCR Group's right to terminate this Agreement, as its sole and exclusive remedy, the TCR Group may recover from the Transferee the sum of Five Million and 00/100 Dollars ($5,000,000.00) as liquidated damages ("LIQUIDATED DAMAGES") and not as a penalty. Any default with respect to the Initial Closing shall terminate this Agreement as to all the Development Properties and the Delayed Closing Property. The TCR Group and the Transferee have agreed that such amount is a reasonable estimate of the damages that the TCR Group would be likely to sustain in the event of the Transferee's default, as the actual amount of such damages would be difficult or impracticable to determine. Notwithstanding the foregoing, in the event of the receipt of a TCR Termination Notice prior to the Initial Closing in respect of an event of termination caused by or attributable to one of the Avalon Parties, on the one hand, or AMLI Parties, on the other hand, the Non-Defaulting Party shall have the obligation to consummate each Closing by written notice to the TCR Group given within five (5) business days of the TCR Termination Notice, and provided such default is cured prior to the Initial Closing Date. If the Non-Defaulting Party also fails to close the transactions contemplated by this Agreement for any reason other than a TCR Default or failure of any condition to the Transferee's obligations hereunder, then the Non-Defaulting Party and defaulting party shall be jointly and severally liable to the TCR Group for payment of the Liquidated Damages as set forth above as the TCR Group's sole and exclusive remedy. For purposes of this Section 18.2, the Delayed Closing Property shall not under any circumstances be included within the definition of "Other Property".

                (b) In the event that a Development Property Closing or the Delayed Closing Property Closing does not close on or prior to the applicable Closing Date (as the same may be extended pursuant to Section 2.3) for any reason other than a TCR Default or failure of any condition to the Transferee's obligations with respect to the applicable Development Property Closing or Delayed Closing Property Closing hereunder, subject to this
   Section 18.2, the TCR Group may terminate this Agreement by delivery of a TCR Termination Notice. In such event, in addition to and cumulative of the TCR Group's right to terminate this Agreement, as its sole and exclusive remedy, the TCR Group may recover from the Transferee the sum of Two Million and 00/100 Dollars ($2,000,000.00) (but Five Hundred Thousand Dollars ($500,000.00) with respect to the Spring Mill Property) as liquidated damages ("DEVELOPMENT PROPERTY LIQUIDATED DAMAGES") and not as a penalty or in lieu of Development Property Liquidated Damages, the TCR Group may elect to seek specific performance, such election to be made within thirty (30) business days after any such default by Transferee. Any default with respect to any Development Property Closing or Delayed Closing Property Closing shall have no effect on the obligations of Transferee to consummate any other Development Property Closing or Delayed Closing Property Closing. The TCR Group and the Transferee have agreed that such amount is a reasonable estimate of the damages that the TCR Group would be likely to sustain in the event of the Transferee's default, as the actual amount of such damages would be difficult or impracticable to determine.

        Section 18.3 Termination by the Transferee. This Agreement may be terminated and the transaction contemplated hereby may be abandoned by the Transferee if the TCR Group fails to satisfy a condition under
   Section 13.2 or Section 13.4 to be satisfied by the TCR Group (a "TCR DEFAULT"). In such event, (i) the Transferee may terminate the Agreement and recover from the TCR Group the sum of Five Hundred
   Thousand and 00/100 Dollars ($500,000.00) as liquidated damages and not as a penalty, or (ii) the Transferee may, if the TCR Default is a willful or intentional failure or refusal to perform any covenant or agreement hereunder, seek specific performance, such election to be made within thirty (30) business days after any such default by the TCR Group. Furthermore, should the TCR Default constitute a willful or intentional failure or refusal by the TCR Group to perform any covenant or agreement undertaken by it under this Agreement, the TCR Group shall be precluded for a period of twelve (12) months following the Initial Closing Date from transferring all or substantially all of the Property or Owner Interests to any person other than an affiliate of the TCR
   Group or entering into any written agreement providing for such transfer.

        Section 18.4. Jurisdiction. In connection with any action to enforce any provision of this Agreement or arising out of a breach thereof, the parties agree that proper jurisdiction may be had in the state or federal courts located in Chicago, Illinois and agree that the prevailing party shall be paid legal fees incurred in seeking any action or proceeding relating thereto. The provisions of the preceding sentence shall survive the closings provided for herein.

   ARTICLE 19. TAX MATTERS.

        Section 19.1 Payment of Taxes by the TCR Group. The TCR Group will pay or provide for payment of all Taxes due and payable on or after the applicable closing and will file all returns and reports required to be filed on or after the applicable closing with respect to Taxes imposed in connection with the ownership and operation of the Property for all taxable periods (or portions thereof) ending on or prior to the respective closing for which the Operating Partnership could be held liable on a claim made against the Operating Partnership.

        Section 19.2 Payment of 1997 Taxes. The Operating Partnership is hereby authorized by the TCR Group, in the Operating Partnership's sole discretion, to file any applicable proceeding for the 1997 tax roll for a reduction of the assessed valuation of the Property. The refund of taxes, net of all expenses incurred in connection therewith, if any, for any tax year for which the TCR Group or the Operating Partnership shall be entitled to share in the refund shall be divided between the TCR
   Group and the Operating Partnership in accordance with the apportionment of taxes pursuant to the provisions hereof. The TCR

   Group shall not be liable for any such expense that exceeds its apportionment of any refund of such taxes.

        Section 19.3 Definition of Taxes. "TAXES" mean all federal, state, county, local, foreign and other taxes of any kind whatsoever
   (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

        Section 19.4 Allocation Method. The Company and its affiliates will use the "traditional method" (as defined in Treas. Reg. Section 1.704-3(b)) of allocating income, gain, loss and deduction to account for the variation between the fair market value and adjusted basis of the Property for federal income tax purposes with respect to (i) the contribution of the Property, and (ii) any revaluation of the Property in accordance with the provisions of Treas. Reg. Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-3(a)(6).

        Section 19.5 Survival. The provisions of this Article 19 shall survive the applicable Closing Date until the applicable statute of limitations shall have expired.

        Section 19.6 Tax Consequences. The parties hereto acknowledge that each party has been represented by sophisticated counsel in connection with the transactions contemplated by this Agreement and that each party is aware of the potential tax and other consequences of such transactions and is not relying upon the representations, knowledge, advise or counsel of any other party nor any such other party's counsel or other representative as to the consequences of the transactions contemplated hereby.

   ARTICLE 20. EMPLOYEE MATTERS.

        As soon as reasonably practicable, the Transferee shall identify those employees of the TCR Group that will be employed by the Transferee after the Initial Closing Date (the "TRANSFERRED EMPLOYEES"). Prior to the Initial Closing Date, the TCR Group shall cooperate with the Transferee in the Transferee's efforts to effect the employment of the Transferred Employees. The Transferee shall not assume any obligations and liabilities of the TCR Group with respect to the Transferred Employees and their beneficiaries and dependents under or in connection with any employee benefit plan or the employment of the Transferred

   Employees and the TCR Group shall be responsible for any and all severance, accrued benefits, and WARN Act obligations (if applicable). No provision hereof shall confer upon any Transferred Employee any right with respect to continued employment by the TCR Group nor shall anything herein interfere with the right of the TCR Group to terminate the employment of any Transferred Employee at any time, with or without cause, or restrict the TCR Group in the exercise of its independent business judgment in establishing or modifying any of the terms and conditions of the employment of the Transferred Employees, provided that, there shall be no increase in compensation other than (i) in the ordinary course of business during the course of annual or periodic reviews and (ii) in connection with the transactions contemplated by this Agreement (including, without limitation, one-time compensation benefits related hereto).

   ARTICLE 21. NOTICE.

        All notices, demands, requests, or other writings in this Agreement provided to be given, made or sent, or which may be given, made or sent, by either party hereto to the other, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

   If to the Transferee:
   Avalon Properties, Inc.
   15 River Road, Suite 210
   Wilton, Connecticut 06987-4064
   Attention:  Charles H. Berman, President
   Fax:  203-761-6565

   Avalon Properties, Inc.
   100 Grandview Road, Suite 405
   Braintree, Massachusetts 02184
   Attention:  Bryce Blair, Senior Vice President
   Fax:  617-356-1788

   and
   AMLI Residential Properties Trust
   125 South Wacker Drive, Suite 3100
   Chicago, IL  60606
   Attention:  Allan J. Sweet
   Fax:  (312) 443-0909

   with copies to:
   Goulston & Storrs

   400 Atlantic Avenue
   Boston, MA  02116
   Attention:  Jordan P. Krasnow
   Fax:  (617) 574-4112

   and
   Mayer, Brown & Platt
   190 South La Salle Street
   Chicago, IL  60603-3441
   Attention:  Ivan P. Kane
   Fax:  (312) 701-7711

   If to the TCR Group:
   Trammell Crow Residential Company
   717 North Harwood, Suite 1200
   Dallas, Texas 75201
   Attention:  Randy Pace
   Fax: (214) 922-8466

   and
   Trammell Crow Residential Services
   377 East Butterfield Road, Suite 425
   Lombard, Illinois 60148
   Attention: David J. Hubbard
   Fax: (630) 810-1790


   with a copy to:
   Liddell, Sapp, Zivley,
   Hill & LaBoon, L.L.P.
   2200 Ross Avenue, Suite 900
   Dallas, Texas 75201
   Attention: R. Brent Clifton, Esq.
   Fax: (214) 220-4899

   or to such other address as either party may from time to time designate by written notice to the other. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first business day following such dispatch and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 5:00 p.m., Chicago, Illinois time, on a business day (if sent later, then notice shall be deemed given on the next business day) and if the sending party receives a written send confirmation on its machine and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.

   ARTICLE 22. MISCELLANEOUS.

        Section 22.1 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall, to the extent they relate to the Other Properties or the transactions contemplated to occur at the Initial Closing, survive the contribution of the Other Properties and the consummation of the other transactions contemplated thereby for nine (9) months following the Initial Closing
   Date.   All representations and warranties  to the extent they relate to the Delayed Closing Property and the Development Properties or the transactions contemplated to occur at a Delayed Closing Property Closing and a Development Property Closing, shall survive the applicable Closing Date for the nine (9) months thereafter.

        Section 22.2 Entire Agreement; No Third-Party Rights. This Agreement constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and, except as provided in Section 9.13, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 22.3 Amendment. This Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by each party hereto.

        Section 22.4 Governing Law. This Agreement shall be interpreted and governed by the laws of the State of Illinois, without regard to its rules of conflicts of laws and shall be binding upon the parties hereto and their respective successors and assigns.

        Section 22.5 Section Headings. The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

        Section 22.6 Severability. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

        Section 22.7 No Other Rights or Obligations. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between the TCR Group and the Transferee.

        Section 22.8 Counterparts. This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.

        Section 22.9 Construction. All references herein to any Section, Schedules or Exhibit shall be to the Sections of this Agreement and to the Schedules and Exhibits annexed hereto unless the context clearly dictates otherwise. All of the Exhibits and Schedules annexed hereto are, by this reference, incorporated herein.

        Section 22.10 Representatives. Any approval, consent, mutual satisfaction or similar determination required to be made hereunder by the TCR Group or any person included within such term shall be granted exclusively by any one of the "TCR REPRESENTATIVES" who for purposes of this Agreement, until further notice to the Transferee Representatives (defined below), shall be those persons designated on Schedule 22.10(a). Any approval, consent, mutual satisfaction or similar determination required to be made hereunder by the Transferee or any person included in such term shall be granted exclusively by both of (x) one of the "TRANSFEREE REPRESENTATIVES" listed on Schedule 22.10(b) (on behalf of the AMLI Parties) and (y) one of the "Transferee Representatives" listed on Schedule 22.10(c) (on behalf of the Avalon Parties).

        Section 22.11 Definition of Knowledge. As used in this Agreement, the term "knowledge" shall mean only the current actual knowledge without inquiry of (i) in the case of the Contributors, the designees of the TCR Group set forth on Schedule 22.11(i), and with respect to the respective properties managed by such regional property managers, the regional property managers of the TCR Group (limited to representations and warranties in Sections 4.1(c)-(n) inclusive and 4.1(o)), (ii) in the case of the AMLI Parties, those persons set forth on Schedule 22.11(ii), and (iii) in the case of the Avalon Parties, those persons set forth on
   Schedule 22.11(iii). As used herein, the term "current actual knowledge without inquiry" shall mean only the actual, current, conscious (and not constructive, imputed or implied, knowledge of such designees without having made a review of the files or other inquiry. "Current actual knowledge without inquiry" does not include constructive, imputed or implied knowledge of any partner or agent of the parties hereto.
   Anything herein to the contrary notwithstanding, no such designee shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the representations made by the parties hereto being or becoming untrue, inaccurate or incomplete in any respect.

        Section 22.12 Recourse to AMLI. ANY OBLIGATION OR LIABILITY WHATSOEVER OF AMLI WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION OR UNDERTAKING CONTEMPLATED HEREIN SHALL BE SATISFIED, IF AT ALL, OUT OF THE ASSETS OF AMLI ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OR ASSETS OF ANY OF ITS SHAREHOLDERS, TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT, OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 22.12 SHALL LIMIT THE REMEDIES AGAINST ANY SUCH PERSON OR ENTITY FOR SUCH PERSON'S OR ENTITY'S FRAUD OR INTENTIONAL MISCONDUCT, IN WHICH EVENT SUCH REMEDIES SHALL BE DETERMINED IN ACCORDANCE WITH APPLICABLE LAW.

        Section 22.13 Attorneys' Fees. In the event of any litigation or alternative dispute resolution between the Operating Partnership or the Company, on the one hand, and the TCR Group, on the other hand, in connection with this Agreement or the transactions contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party. The provisions of this Section 22.13 shall survive the applicable closing date provided for herein.

        Section 22.14    Septic Tank Disclosure.   With respect to each Real
   Property located in Minnesota (Vinings at Woodbury and Devonshire
   Gates), to the best of each Contributor's knowledge, there is no septic tank system or well located thereon.

        Section 22.15 Interpretation. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.


   Remainder of this Page
   Intentionally Left Blank

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.



   AVALON PROPERTIES, INC.


   ------------------------------
   By:  Bryce Blair
   Title: Senior Vice President

   AVALON DOWNREIT, L.P.,
   a Delaware Limited Partnership



   By:   Avalon Properties, Inc.
   Its:  General Partner

               ---------------------
         By:   Bryce Blair
         Its:  Senior Vice President

   AMLI RESIDENTIAL PROPERTIES TRUST

   ------------------------------
   By:  Allan J. Sweet
   Its: President

   AMLI RESIDENTIAL PROPERTIES, L.P., a Delaware limited partnership



   By:   Amli Residential Properties Trust
   Its:  General Partner


         ------------------------------
         By:  Allan J. Sweet
         Its: President

  For purposes of Article 11 only:  TRAMMELL CROW RESIDENTIAL
                                    COMPANY,
                                    A Texas corporation


                                    -------------------------
                                    By:   Randy J. Pace
                                    Its:  Vice President

WILLOW ARBORS LIMITED PARTNERSHIP,
an Indiana limited partnership


By:   CT Arbors at Willow Lake Limited Partnership
Its:  General Partner

      By:   TC Residential Indianapolis, Inc.
      Its:  General Partner




                  ------------------------
            By:   Randy J. Pace
            Its:  Vice President and Secretary

VININGS AT GEIST, LLC,
an Indiana limited liability company


By:   CT Vinings at Geist
Its:  Managing Member

      By:    TC Residential Indianapolis, Inc.
      Its:   General Partner



                   ------------------------
             By:   Randy J. Pace
             Its:  Vice President and Secretary

CT VININGS AT WOODBURY LIMITED PARTNERSHIP, a Texas limited partnership

By:   TC Residential Indianapolis, Inc.
Its:  General Partner




            --------------------------
      By:   Randy J. Pace
      Its:  Vice President and Secretary

VININGS AT DANADA LIMITED PARTNERSHIP,
an Illinois limited partnership


By:   ITCR Danada Limited Partnership
Its:  General Partner


      By:    CT Danada Limited Partnership
      Its:   General Partner

             By:     TC Residential Midwest, Inc.
             Its:    General Partner



                           ----------------------------
                     By:   Randy J. Pace
                     Its:  Vice President and Secretary

TOWNE GREEN LIMITED PARTNERSHIP,
an Illinois limited partnership


By:   CT Towne Green Limited Partnership
Its:  General Partner

      By:   TC Residential Midwest, Inc.
      Its:  General Partner



                  ------------------------
            By:   Randy J. Pace
            Its:  Vice President and Secretary

OXFORD HILL LIMITED PARTNERSHIP,
a Missouri limited partnership


By:   ITCR Oxford Hill Limited Partnership
Its:  General Partner

      By:    CT Oxford Hill Limited Partnership
      Its:   General Partner

             By:     TC Residential Ohio, Inc.
             Its:    General Partner

                           --------------------------------
                     By:   Randy J. Pace
                     Its:  Vice President and Secretary

ARBORS OF MONTGOMERY LIMITED PARTNERSHIP, a Texas limited partnership


By:   TC Residential Midwest, Inc.
Its:  General Partner




            ---------------------------
      By:   Randy J. Pace
      Its:  Vice President and Secretary

VININGS AT EAGLE CREEK, LLC,
an Indiana limited liability company


By:   CT Vinings at Eagle Creek Limited Partnership
Its:  Managing Member

      By:    TC Residential Ohio, Inc.
      Its:   General Partner



                   -----------------------
             By:   Randy J. Pace
             Its:  Vice President and Secretary

RIVER GLEN GABLES GENERAL PARTNERSHIP,
an Indiana general partnership


By:   CT River Glen Limited Partnership
Its:  Managing Partner

      By:    TC Residential Indianapolis, Inc.
      Its:   General Partner



                   ---------------------------
             By:   Randy J. Pace
             Its:  Vice President and Secretary

CT SPRING MILL LIMITED PARTNERSHIP,
a Texas limited partnership


By:   TC Residential Ohio, Inc.
Its:  General Partner



            ---------------------------
      By:   Randy J. Pace
      Its:  Vice President and Secretary

CENTENNIAL KANSAS LIMITED PARTNERSHIP,
a Kansas limited partnership


By:   CT Centennial Limited Partnership
Its:  General Partner

      By:   TC Residential Midwest, Inc.
      Its:  General Partner


                  ---------------------------
            By:   Randy J. Pace
            Its:  Vice President and Secretary

ITCR VININGS RIDGE LIMITED PARTNERSHIP,
a Texas limited partnership


By:   CT Vinings Ridge Limited Partnership
Its:  General Partner

      By:   TC Residential Midwest, Inc.
      Its:  General Partner


                  ---------------------------
            By:   Randy J. Pace
            Its:  Vice President and Secretary

VININGS SQUARE LIMITED PARTNERSHIP,
a Texas limited partnership


By:   TC Residential Midwest, Inc.
Its:  General Partner




            ---------------------------
      By:   Randy J. Pace
      Its:  Vice President and Secretary

VININGS TRACE, LLC,
an Indiana limited liability company


By:   CT Vinings Trace Limited Partnership
Its:  Managing Member

      By:     TC Residential Ohio, Inc.
      Its:    General Partner



                    ----------------------------
              By:   Randy J. Pace
              Its:  Vice President and Secretary

VININGS COURT LIMITED PARTNERSHIP,
a Texas limited partnership


By:   TC Residential Indianapolis, Inc.
Its:  General Partner



             ----------------------------
       By:   Randy J. Pace
       Its:  Vice President and Secretary

TCR MIDWEST LIMITED PARTNERSHIP,
a Texas limited partnership



 By:   TC Residential Midwest, Inc.
 Its:  General Partner



             -----------------------------
       By:   Randy J. Pace
       Its:  Vice President and Secretary

RS NORTH, INC.,
a Texas corporation



      -----------------------------
By:   Randy J. Pace
Its:  Vice President and Secretary

ARBOR PROPERTIES, INC.,
a Tennessee corporation



      -------------------------
By:   Brian K. Cranor
Its:  Vice President and Secretary

CROW/BLOOMINGTON LIMITED PARTNERSHIP,
a Texas limited partnership


By:   Chasewood Bloomington Limited
Its:  General Partner

      By:    TCF Interests Partnership Ltd.
      Its:   General Partner

             By:    Mill Spring Holdings, Inc.
             Its:   General Partner



                          ---------------------------
                    By:   Timothy J. Hogan
                    Its:  Vice President